Filed Pursuant to Rule 424(b)(3)

Registration No. 333-260568

PROSPECTUS SUPPLEMENT NO. 20

(To the Prospectus dated April 6, 2022)

UP TO 15,660,417 SHARES OF COMMON STOCK

AND

UP TO 89,627,117 SHARES OF COMMON STOCK

UP TO 6,316,667 REDEEMABLE WARRANTS

OFFERED BY THE SELLING SECURITY HOLDERS

OF

LEGACY EJY, INC.

This prospectus supplement supplements the prospectus, dated April 6, 2022 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-260568). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of an aggregate of up to 15,660,417 shares of our common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 6,316,667 shares of Common Stock that are issuable upon the exercise of 6,316,667 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of Marquee Raine Acquisition Corp., a Cayman Islands exempted company (“MRAC” and, after the Domestication, “Enjoy Technology, Inc.” and, as of August 31, 2022, “Legacy EJY, Inc.”) by the holders thereof and (ii) up to 9,343,750 shares of Common Stock that are issuable upon the exercise of 9,343,750 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the initial public offering of MRAC by the holders thereof.

The Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of (i) up to 89,627,117 shares of Common Stock, consisting of (a) up to 8,000,000 PIPE Shares (as defined in the Prospectus), (b) up to 9,343,750 sponsor shares (including 2,201,250 Sponsor Earnout Shares (as defined in the Prospectus)), (c) up to 6,316,667 shares of Common Stock issuable upon the exercise of the Private Placement Warrants, (d) 5,500,906 shares of Common Stock issued pursuant to the Backstop Agreement (as defined in the Prospectus), (e) 450,000 shares of Common Stock issued pursuant to the Equity Fee Agreement (as defined in the Prospectus) and (f) up to 60,015,794 shares of Common Stock pursuant to the Registration Rights Agreement (as defined in the Prospectus), and (ii) up to 6,316,667 Private Placement Warrants.

The Common Stock and Warrants are traded on OTC Markets (“OTC”), under the ticker symbol “ENJYQ” for the Common Stock and “ENJWQ” for the Warrants. Prior to the Domestication, MRAC’s Class A ordinary shares, par value $0.0001 per share (the “MRAC Class A ordinary shares”) and warrants to purchase MRAC Class A ordinary shares (the “MRAC Warrants”) traded under the ticker symbols “MRAC”, and “MRACW”, respectively, on Nasdaq. On November 11, 2022, the closing sale price of our Common Stock as reported by OTC was $0.01 per share and the closing price of our Warrants was $0.007 per warrant.

This prospectus supplement should be read in conjunction with the Prospectus, including any amendments or supplements thereto, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, including any amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto.

Investing in shares of our Common Stock or Warrants involves risks that are described in the “Risk Factors” section beginning on page 10 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus supplement or the Prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 14, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2022

Legacy EJY, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39800	98-1566891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Hillview Ave Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

(888) 463-6569

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ENJYQ	*
Warrants to purchase common stock	ENJYWQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on July 11, 2022 under the symbols “ENJYQ” and “ENJWQ”, respectively.

Item 8.01	Other Events.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2022, on June 30, 2022, Legacy EJY Inc. (f/k/a/ “Enjoy Technology, Inc.”) (the “Company”) and certain of its wholly owned subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (and the cases commenced thereby, the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption “In re Legacy EJY Inc., et al., Case No. 22-10580 (JKS).”

The Company has filed the following monthly operating reports with the Bankruptcy Court:

•	on July 21, 2022, a monthly operating report for the month ending June 30, 2022 (the “June Monthly Operating Report”);

•	on August 22, 2022, a monthly operating report for the month ending July 31, 2022 (the “July Monthly Operating Report”);

•	on September 23, 2022, a monthly operating report for the month ending August 31, 2022 (the “August Monthly Operating Report”); and

•

on October 21, 2022, a monthly operating report for the month ending September 30, 2022 (the “September Monthly Operating Report”, and together with the June Monthly Operating Report, the July Monthly Operating Report and the August Monthly Operating Report, the “Monthly Operating Reports”).

A copy of each of the June Monthly Operating Report, July Monthly Operating Report, August Monthly Operating Report and September Monthly Operating Report is attached as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

The Monthly Operating Reports and other filings with the Bankruptcy Court related to the Chapter 11 Cases are available electronically at http://cases.stretto.com/EnjoyTechnology. This website address contains third-party content and is provided for convenience only. Third-party content is the responsibility of the third party, and the Company disclaims liability for such content.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Reports, which were not prepared for the purpose of providing the basis for an investment decision relating to any securities of the Company. The Company prepared the Monthly Operating Reports solely for purposes of complying with the monthly operating requirements applicable in the Debtors’ Chapter 11 Cases. The financial information contained in the Monthly Operating Reports is unaudited, limited in scope, and as such, has not been subject to procedures that would typically be applied to financial statements in accordance with accounting principles generally accepted in the United States of America. The Monthly Operating Reports should not be relied upon by any persons for information relating to current or future financial condition, events, or performance of the Company, as the results of operations contained in the Monthly Operating Reports are not necessarily indicative of results which may be expected from any other period or for the full year, and may not necessarily reflect the combined results of operations, financial position, and schedule of receipts and disbursements in the future. These unaudited financial statements were prepared using certain assumptions and estimates. These assumptions and estimates are subject to revision. Further, the amounts shown in these statements may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are being furnished, and are not deemed to be filed:

Exhibit No.

99.1	Chapter 11 Monthly Operating Report for the Month Ending: 06/30/2022 Filed by Legacy EJY, Inc. filed with the United States Bankruptcy Court for the District of Delaware

99.2	Chapter 11 Monthly Operating Report for the Month Ending: 07/31/2022 Filed by Legacy EJY, Inc. filed with the United States Bankruptcy Court for the District of Delaware

99.3	Chapter 11 Monthly Operating Report for the Month Ending: 08/31/2022 Filed by Legacy EJY, Inc. filed with the United States Bankruptcy Court for the District of Delaware

99.4	Chapter 11 Monthly Operating Report for the Month Ending: 09/30/2022 Filed by Legacy EJY, Inc. filed with the United States Bankruptcy Court for the District of Delaware

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy EJY, Inc.

Dated: November 14, 2022

	By:	/s/ Tiffany N. Meriweather
Tiffany N. Meriweather
Chief Legal Officer and Corporate Secretary

Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

             DISTRICT OF Delaware

In Re. Enjoy Technology, Inc.	§	Case No. 22-10580
§
	§	Lead Case No. 22-10580
Debtor(s)	§
☒ Jointly Administered

Monthly Operating Report			Chapter 11

Reporting Period Ended: 06/30/2022	Petition Date: 06/30/2022

Months Pending: 0	Industry Classification:	5	4	1	9

Reporting Method: Accrual Basis ☒	Cash Basis ☐

Debtor’s Full-Time Employees (current):	0

Debtor’s Full-Time Employees (as of date of order for relief):	0

Supporting Documentation (check all that are attached):

(For jointly administered debtors, any required schedules must be provided on a non-consolidated basis for each debtor)

☒ Statement of cash receipts and disbursements

☒ Balance sheet containing the summary and detail of the assets, liabilities and equity (net worth) or deficit

☒ Statement of operations (profit or loss statement)

☐ Accounts receivable aging

☐ Postpetition liabilities aging

☐ Statement of capital assets

☐ Schedule of payments to professionals

☐ Schedule of payments to insiders

☒ All bank statements and bank reconciliations for the reporting period

☐ Description of the assets sold or transferred and the terms of the sale or transfer

/s/ Brendan J. Schlauch	Brendan J. Schlauch
Signature of Responsible Party	Printed Name of Responsible Party

07/21/2022
Date	Richards, Layton & Finger, P.A. One Rodney Square, 920 North King Street Wilmington, DE 19801
Address

STATEMENT: This Periodic Report is associated with an open bankruptcy case; therefore, Paperwork Reduction Act exemption 5 C.F.R. § 1320.4(a)(2) applies.

UST Form 11-MOR (12/01/2021)

1

Debtor’s Name Enjoy Technology, Inc.	Case No. 22-10580

Part 1: Cash Receipts and Disbursements	Current Month	Cumulative
a. Cash balance beginning of month	$0

b. Total receipts (net of transfers between accounts)	$0	$0

c. Total disbursements (net of transfers between accounts)	$0	$0

d. Cash balance end of month (a+b-c)	$0	$0

e. Disbursements made by third party for the benefit of the estate	$0	$0

f. Total disbursements for quarterly fee calculation (c+e)	$0	$0

Part 2: Asset and Liability Status (Not generally applicable to Individual Debtors. See Instructions.)	Current Month
a. Accounts receivable (total net of allowance)	$0

b. Accounts receivable over 90 days outstanding (net of allowance)	$0

c. Inventory (Book ☒ Market ☐ Other ☐ (attach explanation))	$0

d. Total current assets	$0

e. Total assets	$173,711,480

f. Postpetition payables (excluding taxes)	$0

g. Postpetition payables past due (excluding taxes)	$0

h. Postpetition taxes payable	$0

i. Postpetition taxes past due	$0

j. Total postpetition debt (f+h)	$0

k. Prepetition secured debt	$0

l. Prepetition priority debt	$0

m. Prepetition unsecured debt	$0

n. Total liabilities (debt) (j+k+l+m)	$0

o. Ending equity/net worth (e-n)	$173,711,480

Part 3: Assets Sold or Transferred	Current Month	Cumulative
a. Total cash sales price for assets sold/transferred outside the ordinary course of business	$0	$0

b. Total payments to third parties incident to assets being sold/transferred outside the ordinary course of business	$0	$0

c. Net cash proceeds from assets sold/transferred outside the ordinary course of business (a-b)	$0	$0

Part 4: Income Statement (Statement of Operations) (Not generally applicable to Individual Debtors. See Instructions.)	Current Month	Cumulative
a. Gross income/sales (net of returns and allowances)	$0

b. Cost of goods sold (inclusive of depreciation, if applicable)	$0

c. Gross profit (a-b)	$0

d. Selling expenses	$0

e. General and administrative expenses	$0

f. Other expenses	$0

g. Depreciation and/or amortization (not included in 4b)	$0

h. Interest	$0

i. Taxes (local, state, and federal)	$0

j. Reorganization items	$0

k. Profit (loss)	$0	$0

UST Form 11-MOR (12/01/2021)	2

Debtor’s Name Enjoy Technology, Inc.	Case No. 22-10580

Part 5: Professional Fees and Expenses

				Approved Current Month	Approved Cumulative	Paid Current Month	Paid Cumulative

a.	Debtor’s professional fees & expenses (bankruptcy) Aggregate Total

Itemized Breakdown by Firm

		Firm Name	Role

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UST Form 11-MOR (12/01/2021)	3

Debtor’s Name Enjoy Technology, Inc.	Case No. 22-10580

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UST Form 11-MOR (12/01/2021)	4

Debtor’s Name Enjoy Technology, Inc.	Case No. 22-10580

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				Approved Current Month	Approved Cumulative	Paid Current Month	Paid Cumulative

b.	Debtor’s professional fees & expenses (nonbankruptcy) Aggregate Total

Itemized Breakdown by Firm

		Firm Name	Role

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UST Form 11-MOR (12/01/2021)	5

Debtor’s Name Enjoy Technology, Inc.	Case No. 22-10580

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UST Form 11-MOR (12/01/2021)	6

Debtor’s Name Enjoy Technology, Inc.	Case No. 22-10580

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c

c.	All professional fees and expenses (debtor & committees)	$ 0	$ 0	$ 0	$ 0

UST Form 11-MOR (12/01/2021)	7

Debtor’s Name Enjoy Technology, Inc.	Case No. 22-10580

Part 6: Postpetition Taxes	Current Month	Cumulative
a. Postpetition income taxes accrued (local, state, and federal)	$0	$0

b. Postpetition income taxes paid (local, state, and federal)	$0	$0

c. Postpetition employer payroll taxes accrued	$0	$0

d. Postpetition employer payroll taxes paid	$0	$0

e. Postpetition property taxes paid	$0	$0

f. Postpetition other taxes accrued (local, state, and federal)	$0	$0

g. Postpetition other taxes paid (local, state, and federal)	$0	$0

Part 7: Questionnaire - During this reporting period:

a. Were any payments made on prepetition debt? (if yes, see Instructions)	Yes ☐ No ☒

b. Were any payments made outside the ordinary course of business without court approval? (if yes, see Instructions)	Yes ☐ No ☒

c. Were any payments made to or on behalf of insiders?	Yes ☐ No ☒

d. Are you current on postpetition tax return filings?	Yes ☒ No ☐

e. Are you current on postpetition estimated tax payments?	Yes ☒ No ☐

f. Were all trust fund taxes remitted on a current basis?	Yes ☒ No ☐

g. Was there any postpetition borrowing, other than trade credit? (if yes, see Instructions)	Yes ☐ No ☒

h. Were all payments made to or on behalf of professionals approved by the court?	Yes ☐ No ☐ N/A ☒

i. Do you have: Worker’s compensation insurance?	Yes ☒ No ☐

If yes, are your premiums current?	Yes ☒ No ☐ N/A ☐ (if no, see Instructions)

Casualty/property insurance?	Yes ☒ No ☐

If yes, are your premiums current?	Yes ☒ No ☐ N/A ☐ (if no, see Instructions)

General liability insurance?	Yes ☒ No ☐

If yes, are your premiums current?	Yes ☒ No ☐ N/A ☐ (if no, see Instructions)

j. Has a plan of reorganization been filed with the court?	Yes ☐ No ☒

k. Has a disclosure statement been filed with the court?	Yes ☐ No ☒

l. Are you current with quarterly U.S. Trustee fees as set forth under 28 U.S.C. § 1930	Yes ☒ No ☐

UST Form 11-MOR (12/01/2021)	8

Debtor’s Name Enjoy Technology, Inc.	Case No. 22-10580

Part 8: Individual Chapter 11 Debtors (Only)

a. Gross income (receipts) from salary and wages	$0

b. Gross income (receipts) from self-employment	$0

c. Gross income from all other sources	$0

d. Total income in the reporting period (a+b+c)	$0

e. Payroll deductions	$0

f. Self-employment related expenses	$0

g. Living expenses	$0

h. All other expenses	$0

i. Total expenses in the reporting period (e+f+g+h)	$0

j. Difference between total income and total expenses (d-i)	$0

k. List the total amount of all postpetition debts that are past due	$0

l. Are you required to pay any Domestic Support Obligations as defined by 11 U.S.C § 101(14A)?	Yes ☐ No ☒
m. If yes, have you made all Domestic Support Obligation payments?	Yes ☐ No ☐ N/A ☒

Privacy Act Statement

28 U.S.C. § 589b authorizes the collection of this information, and provision of this information is mandatory under 11 U.S.C. §§ 704, 1106, and 1107. The United States Trustee will use this information to calculate statutory fee assessments under 28 U.S.C. § 1930(a)(6). The United States Trustee will also use this information to evaluate a chapter 11 debtor’s progress through the bankruptcy system, including the likelihood of a plan of reorganization being confirmed and whether the case is being prosecuted in good faith. This information may be disclosed to a bankruptcy trustee or examiner when the information is needed to perform the trustee’s or examiner’s duties or to the appropriate federal, state, local, regulatory, tribal, or foreign law enforcement agency when the information indicates a violation or potential violation of law. Other disclosures may be made for routine purposes. For a discussion of the types of routine disclosures that may be made, you may consult the Executive Office for United States Trustee’s systems of records notice, UST-001, “Bankruptcy Case Files and Associated Records.” See 71 Fed. Reg. 59,818 et seq. (Oct. 11, 2006). A copy of the notice may be obtained at the following link: http:// www.justice.gov/ust/eo/rules_regulations/index.htm. Failure to provide this information could result in the dismissal or conversion of your bankruptcy case or other action by the United States Trustee. 11 U.S.C. § 1112(b)(4)(F).

I declare under penalty of perjury that the foregoing Monthly Operating Report and its supporting documentation are true and correct and that I have been authorized to sign this report on behalf of the estate.

/s/ Todd A. Zoha	Todd A. Zoha
Signature of Responsible Party	Printed Name of Responsible Party

Proposed CFO (Pending Bankruptcy Court approval)	07/21/2022
Title	Date

UST Form 11-MOR (12/01/2021)	9

Debtor’s Name Enjoy Technology, Inc.	Case No. 22-10580

PageOnePartOne

PageOnePartTwo

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UST Form 11-MOR (12/01/2021)	10

Debtor’s Name Enjoy Technology, Inc.	Case No. 22-10580

Bankruptcy1to50

Bankruptcy51to100

NonBankruptcy1to50

NonBankruptcy51to100

UST Form 11-MOR (12/01/2021)	11

Debtor’s Name Enjoy Technology, Inc.	Case No. 22-10580

PageThree

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UST Form 11-MOR (12/01/2021)	12

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: ENJOY TECHNOLOGY, INC., et al,[1] Debtors.	) ) ) ) ) ) ) )	Chapter 11 Case No. 22-10580 (JKS) (Jointly Administered)
)

GLOBAL NOTES AND STATEMENT OF LIMITATIONS,

METHODOLOGY AND DISCLAIMERS REGARDING

JUNE 30, 2022 MONTHLY OPERATING REPORT

The debtors and debtors in possession (the “Debtors”) in the above-captioned jointly administered chapter 11 cases (the “Chapter 11 Cases”) have prepared and filed the attached June 30, 2022 Monthly Operating Report (the “MOR”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors have prepared the MOR with the assistance of its advisors and professionals solely for the purpose of complying with the reporting requirements applicable in the Chapter 11 Cases and is in a format consistent with the instructions provided by the Office of the United States Trustee for the District of Delaware. The financial information contained herein is unaudited, limited in scope, and is not prepared in accordance with accounting principles generally accepted in the United States of America nor in accordance with federal or state securities laws or other applicable non-bankruptcy law or in lieu of complying with any periodic reporting requirements thereunder.

In preparing the MOR, the Debtors relied on financial data available from the limited books and records available to it at the time of such preparation, as well certain filings from the docket in the chapter 11 cases. Although the Debtors made commercially reasonable efforts to ensure the accuracy and completeness of the MOR, inadvertent errors or omissions may exist.2 For the avoidance of doubt, the Debtors hereby reserves its rights to amend and supplement the MOR as may be necessary or appropriate.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number include: Enjoy Technology, Inc. (6891); Enjoy Technology Operating Corp. (4543); Enjoy Technology LLC (0230). The location of the Debtors’ service address in these chapter 11 cases is 3240 Hillview Avenue, Palo Alto, CA 94304.

[2]	The Debtors, and its agents, advisors, attorneys, and other professionals, as applicable, do not guarantee or warrant the accuracy or completeness of the data that is provided in the MOR.

1

Each signatory to the MOR has necessarily relied upon the efforts, statements, advice, and representations of personnel of the Debtors and its advisors and professionals. Each signatory has not (and could not have) personally verified the accuracy of each such statement, representation, and answer contained in the MOR.

Part 1: Cash Receipts and Disbursements. The MOR presents the Debtors’ best estimates of receipts and disbursements for the one-day period on June 30, 2022. These cases commenced on June 30, 2022 and the Debtors’ first day motions were heard on July 1, 2022. As such Debtors had no authority to utilize any bank accounts or to make, and did not make, any disbursements on June 30, 2022.

Part 2: Asset and Liability Status. The amounts identified in Part 2 of the MOR are derived from the Debtors’ unaudited and estimated Balance Sheets as of June 30, 2022. Please refer to the notes above for information about presentation and limitations that may exist in the MOR.

Part 3: Assets Sold or Transferred. No such transactions or activities occurred on June 30, 2022

Part 4: Income Statement (Statement of Operations). This MOR is derived from and presents the Debtors’ best estimates of their Statements of Operations for the one-day period on June 30, 2022. Please refer to the notes above for information about presentation and limitations that may exist in the MOR.

Part 5: Professional Fees and Expenses. The Debtors did not make any payments to any restructuring professionals (whether retained or anticipated to be retained) or any ordinary course professionals on the one-day period on June 30, 2022.

Part 6: Postpetition Taxes The Debtors collect, withhold, and incur sales, use, withholding, income, and property taxes, as well as other business and regulatory fees and assessments (collectively, the “Taxes and Fees”). The Debtors remit the Taxes and Fees to various federal, state, and local governments (collectively, the “Authorities”). The Debtors pay the Taxes and Fees to the Authorities on a periodic basis, remitting them monthly, semi-monthly, quarterly, semi-annually, or annually depending on the nature and incurrence of a particular Tax or Fee. On July 20, 2022, the Court entered an order [Docket No. 160] authorizing, but not directing, the Debtors to, among other things, pay Taxes and Fees that arise or accrue in the ordinary course of business on a postpetition basis consistent with prepetition practices. Accordingly, amounts presented on the MORs are assumed to be $0 related to the one-day period of June 30, 2022 covered by this report.

2

In re: Enjoy Technology, Inc.	Lead Case No:	22-10580
Pro-Forma Balance Sheet for the Month Ended June 30, 2022 - (Unaudited)	Reporting Period:	June 30, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	(No books / Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
ASSETS

111000-CASH AND CASH EQUIVALENTS	2,985,000	0	0

111100-OPERATING CHECKING - US	454,985	0	0
111200-OPERATING CHECKING	15	0	0
111800-Investments	0	0	0
111900-RESTRICTED CASH	2,530,000	0	0

112000-RECEIVABLES	1,275,132	0	0

112100-ACCOUNTS RECEIVABLE	1,275,132	0	0
112110-Trade AR	1,299,250	0	0
112120-Unbilled Receivables	0	0	0
112130-Unapplied Receipt	(24,118)	0	0

114000-PREPAID, DEFERRED, AND OTHER ASSETS	8,270,494	173,711,480	0

114100-PREPAID EXPENSES	7,388,426	0	0
114110-Prepaid Insurance	6,120,749	0	0
114120-Prepaid Software and Subscriptions	801,864	0	0
114140-Prepaid Others	465,813	0	0
114200-OTHER ASSETS	881,933	0	0
114215-Security Deposit ST	600,000	0	0
114218-Deferred tax asset	0	0	0
114220-Other Receivables	281,933	0	0
114230-VAT Receivables	0	0	0
114231-GST Receivables	0	0	0
114232-HST Receivables	0	0	0
114300-ACCRUED REVENUE	0	0	0
114310-Unbilled Service Revenue	0	0	0
114600-INVESTMENT AND OTHER ASSETS	135	173,711,480	0
114610-Investment in Foreign Subsidiary	135	0	0
114620-Investment in US Subsidiary	0	173,711,480	0
114700-INTERCOMPANY RECEIVABLES	0	0	0
114710-Intercompany Receivable Enjoy (UK) Ltd	0	0	0
114711-Intercompany Receivable Enjoy Canada	0	0	0

TOTAL CURRENT ASSETS	12,530,626	173,711,480	0

NON-CURRENT ASSETS

125000-PROPERTY, PLANT AND EQUIPMENT	10,540,479	0	0

125100-FIXED ASSETS - GROSS	15,798,727	0	0
125110-Leasehold Improvements	12,738,664	0	0
125118-CIP: Leasehold Improvements	0	0	0
125119-Clearing: Leasehold Improvements	49,794	0	0
125120-Furniture and Fixtures	1,823,622	0	0
125128-CIP: Furniture and Fixtures	0	0	0
125129-Clearing: Furniture and Fixtures	0	0	0
125130-Computer Equipment	106,869	0	0
125150-Electronic Office Equipment	731,146	0	0
125158-CIP: Electronic Office Equipment	0	0	0
125160-Vehicles Purchased	65,708	0	0
125170-Vehicle Equipment	282,924	0	0
125200-ACCUMULATED DEPRECIATION	(6,279,432)	0	0
125210-AD: Leasehold Improvements	(4,933,186)	0	0
125220-AD: Furniture and Fixtures	(683,588)	0	0
125230-AD: Computer Equipment	(80,167)	0	0
125250-AD: Electronic Office Equipment	(329,784)	0	0
125260-AD: Vehicles Purchased	(65,373)	0	0
125270-AD: Vehicle Equipment	(102,235)	0	0
125280-AD: Internally developed Software	(85,099)	0	0
125300-CAPITALIZED SOFTWARE	1,021,184	0	0
125301-Capitalized internal-use software	1,021,184	0	0

In re: Enjoy Technology, Inc.	Lead Case No:	22-10580
Pro-Forma Balance Sheet for the Month Ended June 30, 2022 - (Unaudited)	Reporting Period:	June 30, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	(No books /Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
126000-INTANGIBLE ASSETS EXCLUDING GOODWILL	816,667	0	0

126100-INTANGIBLE ASSETS	816,667	0	0

127000-OTHER ASSETS LONG TERM	31,633,975	0	0

127100-Deposits LT	1,370,000	0	0
127150-Security Deposit LT	2,185,551	0	0
127210-Public company issuance costs	0	0	0
127300-ROU Asset-Operating Leases	28,078,424	0	0

TOTAL NON-CURRENT ASSETS	42,991,121	0	0

TOTAL ASSETS	55,521,747	173,711,480	0

LIABILITIES
CURRENT LIABILITIES
211100-ACCOUNTS PAYABLE	9,780,284	0	0
211110-Trade AP	9,516,792	0	0
211111-American Express - Credit Card manual	42,496	0	0
211112-American Express - TradeshiftGo	79,124	0	0
211113-American Express - vBTA	57,885	0	0
211115-American Express - Car Rental	29,433	0	0
211116-SVB - Credit Card manual	54,554	0	0
211200-ACCRUED LIABILITIES	3,245,004	0	0
211210-Accrued Accounts Payable	2,877	0	0
211220-Accrued Expense	3,242,127	0	0
211300-EMPLOYEE-RELATED LIABILITIES	9,448,000	0	0
211310-Accrued Compensation	5,155,865	0	0
211311-FSA and HSA Contributions	58,377	0	0
211312-401K Contributions	1,808	0	0
211313-Payroll Taxes Clearing	1,206,971	0	0
211314-Payroll Net Pay Clearing	1,747,504	0	0
211315-Equity Tax Clearing	31,025	0	0
211380-Accrued Vacation	1,246,450	0	0
211400-TAXES PAYABLE	139,500	0	0
211410-Income Taxes	154,168	0	0
211420-Franchise Taxes	(14,668)	0	0
211430-Tax payable	0	0	0
211432-HST Payable 13%-15%	0	0	0
211490-VAT Payables	0	0	0
212000-DEBT AND CAPITAL LEASE OBLIGATIONS	9,912,416	0	0
212300-ROU Lease Liability S/T-Operating Leases	9,912,416	0
213000-DEFERRED REVENUE AND CREDITS	113,790	0	0
213110-Unbilled Credit Memos	113,790	0
215000-LIABILITIES AND OTHER DEBT	11,962,192	0	0
215100-Deferred Rent	0	0	0
215101-Refund Liability	11,815,000	0	0
215104-Interest payable	57,534	0	0
215105-Other payable	89,658	0	0
216000-RELATED PARTY LIABILITIES	(5,276,920)	0	0
216100-INTER-COMPANY PAYABLES	(5,276,920)	0	0
216110-Intercompany Payables - Enjoy (UK) LTD	(2,887,042)	0	0
216111-Intercompany Payables - Enjoy Canada	(2,389,877)	0	0

TOTAL CURRENT LIABILITIES	39,324,267	0	0

In re: Enjoy Technology, Inc.	Lead Case No:	22-10580
Pro-Forma Balance Sheet for the Month Ended June 30, 2022 - (Unaudited)	Reporting Period:	June 30, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	(No books /Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
NON-CURRENT LIABILITIES

220000-OTHER LIABILITIES (LONG-TERM PORTION)	33,753,878	3,915,104	0

221110-Promissory Note LT	0	0	0
221111-Other Long-Term Liabilities	12,500,000	0	0
221118-MRAC Derivative Warrant Liability	0	3,915,104	0
221400-Lease Liability LT-Finance Leases	19,638	0	0
221450-ROU Lease Liability LT-Operating Leases	21,234,240	0	0

TOTAL NON-CURRENT LIABILITIES	33,753,878	3,915,104	0

TOTAL LIABILITIES	73,078,145	3,915,104	0

SHAREHOLDERS’ EQUITY
310000-PAID-IN CAPITAL	763,989,574	150,220,854	0
311100-Common Stock	0	12,150	0
311200-Additional paid-In Capital	725,850,533	150,208,704	0
311201-Intercompany equity	291	0	0
311202-Warrants - APIC	1,356,750	0	0
311203-2020 Convertible Note adjustment - APIC	36,782,000	0	0
320000-RETAINED EARNINGS	(669,165,070)	16,913,250	0
323000-Retained Earnings	(672,360,070)	16,913,250	0
323100-Accumulated Other Comprehensive Income	0	0	0
324000-Cumulative Translation Adjustment	0	0	0
324100-Cumulative Translation Adjustment – Historical
One Time	3,195,000	0	0
NET INCOME	(112,380,903)	2,662,272	0

TOTAL SHAREHOLDERS’ EQUITY	(17,556,398)	169,796,376	0

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	55,521,747	173,711,480	0

Note: Balance sheet above reflects pro-forma estimates (unaudited) of balance sheet accounts and is subject to change pending completion of company close process

In re: Enjoy Technology, Inc.	Lead Case No:	22-10580
Pro-Forma Income Stmt for June 30, 2022 - (Unaudited)	Reporting Period:	June 30, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	(No books /Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
400000-REVENUE	(199,271)	0	0

420000-SERVICE SALES	(199,271)	0	0
421101-AT&T Service Revenue	(249,059)	0	0
421105-Apple Revenue Generated in AT&T Visits	3,030	0	0
421110-EE Base Fee Revenue	0	0	0
421111-BT Solution Revenue	0	0	0
421113-EE Solution Revenue	0	0	0
421114-BT Base Fee Revenue	0	0	0
421120-Rogers Service Revenue	0	0	0
421140-Apple Revenue	(13,469)	0	0
421936-AT&T Chargeback True Up	63,216	0	0
421945-Rogers Chargeback True Up	0	0	0
421950-Apple Rebate	(2,989)	0	0

500000-COST OF GOODS SOLD	6,438	0	0

510000-PRODUCT COST OF SALES	6,438	0	0
511100-PRODUCT COSTS OF SALES	6,438	0	0
511151-Gross Theft	1,892	0	0
511152-Gross Shrink, Damage	4,547	0	0

G59999-REVENUE	(192,832)	0	0

600000-OPERATING EXPENSE	642,997	0	0

610000-COMPENSATION	270,204	0	0
611000-SALARIES, WAGES, AND BENEFITS	328,244	0	0
611100-SALARIES	308,857	0	0
611110-Salaries and Wages	279,129	0	0
611115-Overtime and Doubletime	13,413	0	0
611120-Bonus Sign-on	1,883	0	0
611121-Bonus Performance	13,594	0	0
611122-Bonus Other	617	0	0
611190-Payroll Cell Phone Reimbursement	221	0	0
611200-PAYROLL TAXES	23,429	0	0
611210-Employer Payroll Taxes	23,429	0	0
611300-OTHER TIME OFF	(4,042)	0	0
611310-PTO Expense	(4,042)	0	0
612000-OTHER BENEFITS AND COMPENSATION	(58,040)	0	0
612100-HEALTH INSURANCE AND OTHER BENEFITS	(58,040)	0	0
612110-Health Insurance	34,419	0	0
612111-Stock based compensation	(100,285)	0	0
612200-Workers Comp	6,254	0	0
612600-Payroll Processing Fees	1,572	0	0
620000-FIELD COSTS	64,373	0	0
621000-FIELD RELATED TRANSPORTATION	59,216	0	0
621100-FLEET VEHICLES AND TRANSPORTATION	59,216	0	0
621110-ROU Fleet Vehicles - Lease Cost	10,826	0	0
621115-Fleet Vehicles - Insurance	6,547	0	0
621117-ROU Fleet Vehicle -Variable Lease Cost	1,478	0	0
621120-Fleet Vehicles - Bridge Rentals	16,763	0	0
621125-Fleet Vehicles - Repairs & Maintenance	5,857	0	0
621130-Fleet Vehicles - Fuel	15,365	0	0
621135-Fleet Vehicles - Accessories	1,137	0	0
621160-Tolls, Registration, Tag, Misc	985	0	0
621165-Vehicle Citations	258	0	0
622000-FIELD COLLATERAL COSTS	4,991	0	0
622100-FIELD COLLATERAL COSTS	4,991	0	0
622110-Expert Phone Data	4,628	0	0
622130-Expert Apparel	76	0	0
622160-Background Checks	288	0	0
623000-OTHER FIELD COSTS	165	0	0
623100-OTHER FIELD COSTS	165	0	0
623110-Fulfillment Freight/Shipping	165	0	0

In re: Enjoy Technology, Inc.	Lead Case No:	22-10580
Pro-Forma Income Stmt for June 30, 2022 - (Unaudited)	Reporting Period:	June 30, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	(No books /Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
630000-FACILITIES AND IT	62,162	0	0
631000-FACILITIES	38,754	0	0
631110-ROU Rent Expense-Real Estate Leases	21,872	0	0
631111-ROU Rent Expense-Non Real Estate Leases	477	0	0
631112-ROU Rent Expense-Short Term Leases	62	0	0
631113-ROU- Variable Lease Costs	10	0	0
631120-CAM and Related	5,272	0	0
631130-Utilities and related	5,939	0	0
631135-Repairs and Maintenance	315	0	0
631140-ROU Property taxes & Lease Related	51	0	0
631145-Non ROU Property taxes Non-Lease related	277	0	0
631150-Office supplies	779	0	0
631160-Telecom	307	0	0
631170-Kitchen Supplies and Rental	733	0	0
631175-Security and Monitoring	2,659	0	0
635000-IT HARDWARE AND SOFTWARE	23,408	0	0
635100-Data Center Cost	1,849	0	0
635120-Computer and Related Supplies	307	0	0
635200-Company Software and Subscription	21,251	0	0
640000-TRAVEL AND ENTERTAINMENT	1,483	0	0
641110-Airfare	207	0	0
641115-Lodging	167	0	0
641120-Travel Agency Fees	146	0	0
641125-Auto Mileage Reimbursement	24	0	0
641130-Auto rental and fuel	392	0	0
641135-Meals and Per Diem	20	0	0
641145-Meals and Entertainment	392	0	0
641155-Transportation	117	0	0
641160-Other Travel and Entertainment	17	0	0
650000-GENERAL AND ADMINISTRATIVE SERVICES	222,235	0	0
651000-OUTSIDE PROFESSIONAL SERVICES	186,061	0	0
651110-Accounting and audit fees	1,285	0	0
651120-Legal Fees	132,449	0	0
651130-Other professional fees	42,722	0	0
651140-BOD Expense	9,604	0	0
652000-RECRUITING EXPENSE	50	0	0
652110-Recruiting Agency fees	50	0	0
655000-DUES, INSURANCE, POSTAGE	35,973	0	0
655100-Corporate Insurance	35,020	0	0
655150-Bank Fee	883	0	0
655200-Dues and Subscriptions	1	0	0
655210-Postage and Shipping	0	0	0
655300-Penalties and Fines	70	0	0
659000-OTHER TAXES	151	0	0
659110-Licenses and permits	2	0	0
659120-Business tax	60	0	0
659125-Sales and use tax	89	0	0
660000-MARKETING AND CREATIVES	10	0	0
661120-Marketing Materials	10	0	0
665000-STAFF AUGMENTATION	13,111	0	0
665100-3RD PARTY LABOR	13,111	0	0
665110-Temp Labor (agency)	8,645	0	0
665120-1099 Worker	466	0	0
665130-Strategic Outsourcing	4,000	0	0
680000-DEPRECIATION AND AMORTIZATION	9,420	0	0
681000-DEPRECIATION	9,142	0	0
681110-Leasehold Improvements	6,266	0	0
681120-Furniture and Fixtures	1,013	0	0
681130-Computer Equipment	99	0	0
681150-Electronic Office Equipment	622	0	0
681170-Vehicle Equipment	196	0	0
681180-Depr Internally developed Software	946	0	0
682000-AMORTIZATION	278	0	0
682100-Intangible Amortization	278	0	0

In re: Enjoy Technology, Inc.	Lead Case No:	22-10580
Pro-Forma Income Stmt for June 30, 2022 - (Unaudited)	Reporting Period:	June 30, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	(No books /Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
700000-OTHER INCOME/(EXPENSE)	(5,047)	0	0
711110-Foreign Currency Gain/Loss	(4,693)	0	0
711111-Other Income	0	0	0
711115-Interest Income	(354)	0	0
750000-INTEREST EXPENSE	2,816	0	0
751110-Interest Expense - Cash	2,816	0	0

G79999-TOTAL OPERATING EXPENSE	640,766	0	0

G29999-NET INCOME	(447,934)	0	0

Note: Income above reflects pro-forma estimates (unaudited) of income statement accounts for June 30, 2020 (1-day), and is subject to change pending completion of company close process

In re: Enjoy Technology, Inc.	Lead Case No:	22-10580
Statement of Cash Receipts and Disbursements for June 30, 2022 - (Unaudited)	Reporting Period:	June 30, 2022

USD in Thousands	Reporting Day	100-Enjoy Technologies LLC 6/30/2022	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp) 6/30/2022	(No books /Assets / Liabilities at this entity) Enjoy Technology Operation Corp. 6/30/2022
Receipts
Customer Receipts		0	0	0

Total Receipts		$0	$0	$0
Operating Disbursements
Payroll		0	0	0
Rent		0	0	0
Vehicle		0	0	0
Taxes		0	0	0
Other Disbursements		0	0	0
Non-BAU: D&O Insurance		0	0	0

Total Operating Disbursements		$0	$0	$0
Non-Operating Activity
Net Debt Cash Flows		0	0	0
Restructuring Professionals		0	0	0
Canada I/C Funding		0	0	0
UK I/C Funding		0	0	0

Total Disbursements & Non-Op Activity		$0	$0	$0

Net Cash Flow		$0	$0	$0

Note: Cash schedule reflects receipts & disbursements for June 30, 2022

In re: Enjoy Technology, Inc.	Lead Case No:	22-10580
All bank statements and bank reconciliations for the reporting period	Reporting Period:	June 30, 2022

The Debtors hereby submit this attestation regarding bank account reconciliations in lieu of providing copies of bank statements, bank reconciliations and journal entries.

The Debtors’ standard practice is to ensure that bank reconciliations are completed before closing the books each reporting period. I attest that each of the Debtors’ bank accounts has been reconciled in accordance with their standard practices.

/s/ Todd A. Zoha	7/21/2022
Signature of Authorized Individual	Date

Todd A. Zoha	Proposed CFO (Pending Bankruptcy Court approval)
Printed Name of Authorized Individual	Title of Authorized Individual

Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

             DISTRICT OF Delaware

In Re. Legacy EJY, Inc.	§	Case No. 22-10580
§
	§	Lead Case No. 22-10580
Debtor(s)	§
☒ Jointly Administered

Monthly Operating Report			Chapter 11

Reporting Period Ended: 08/31/2022	Petition Date: 06/30/2022

Months Pending: 2	Industry Classification:	5	4	1	9

Reporting Method: Accrual Basis ☒	Cash Basis ☐

Debtor’s Full-Time Employees (current):	0

Debtor’s Full-Time Employees (as of date of order for relief):	0

Supporting Documentation (check all that are attached):

(For jointly administered debtors, any required schedules must be provided on a non-consolidated basis for each debtor)

☒	Statement of cash receipts and disbursements

☒	Balance sheet containing the summary and detail of the assets, liabilities and equity (net worth) or deficit

☒	Statement of operations (profit or loss statement)

☐	Accounts receivable aging

☐	Postpetition liabilities aging

☐	Statement of capital assets

☐	Schedule of payments to professionals

☒	Schedule of payments to insiders

☒	All bank statements and bank reconciliations for the reporting period

☒	Description of the assets sold or transferred and the terms of the sale or transfer

/s/ Brendan J. Schlauch	Richards, Layton & Finger, P.A.
Signature of Responsible Party	Printed Name of Responsible Party

09/30/2022
Date	One Rodney Square 920 North King Street Wilmington, DE 19801
Address

STATEMENT: This Periodic Report is associated with an open bankruptcy case; therefore, Paperwork Reduction Act exemption 5 C.F.R. § 1320.4(a)(2) applies.

UST Form 11-MOR (12/01/2021)

1

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

Part 1: Cash Receipts and Disbursements	Current Month	Cumulative
a. Cash balance beginning of month	$0

b. Total receipts (net of transfers between accounts)	$0	$0

c. Total disbursements (net of transfers between accounts)	$0	$0

d. Cash balance end of month (a+b-c)	$0	$0

e. Disbursements made by third party for the benefit of the estate	$0	$0

f. Total disbursements for quarterly fee calculation (c+e)	$0	$0

Part 2: Asset and Liability Status (Not generally applicable to Individual Debtors. See Instructions.)	Current Month
a. Accounts receivable (total net of allowance)	$0

b. Accounts receivable over 90 days outstanding (net of allowance)	$0

c. Inventory (Book ☒ Market ☐ Other ☐ (attach explanation))	$0

d. Total current assets	$0

e. Total assets	$173,711,480

f. Postpetition payables (excluding taxes)	$0

g. Postpetition payables past due (excluding taxes)	$0

h. Postpetition taxes payable	$0

i. Postpetition taxes past due	$0

j. Total postpetition debt (f+h)	$0

k. Prepetition secured debt	$0

l. Prepetition priority debt	$0

m. Prepetition unsecured debt	$156,604

n. Total liabilities (debt) (j+k+l+m)	$156,604

o. Ending equity/net worth (e-n)	$173,554,876

Part 3: Assets Sold or Transferred	Current Month	Cumulative
a. Total cash sales price for assets sold/transferred outside the ordinary course of business	$0	$0

b. Total payments to third parties incident to assets being sold/transferred outside the ordinary course of business	$0	$0

c. Net cash proceeds from assets sold/transferred outside the ordinary course of business (a-b)	$0	$0

Part 4: Income Statement (Statement of Operations) (Not generally applicable to Individual Debtors. See Instructions.)	Current Month	Cumulative
a. Gross income/sales (net of returns and allowances)	$0

b. Cost of goods sold (inclusive of depreciation, if applicable)	$0

c. Gross profit (a-b)	$0

d. Selling expenses	$0

e. General and administrative expenses	$0

f. Other expenses	$0

g. Depreciation and/or amortization (not included in 4b)	$0

h. Interest	$0

i. Taxes (local, state, and federal)	$0

j. Reorganization items	$0

k. Profit (loss)	$0	$0

UST Form 11-MOR (12/01/2021)	2

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

Part 5: Professional Fees and Expenses
a.				Approved Current Month	Approved Cumulative	Paid Current Month	Paid Cumulative
Debtor’s professional fees & expenses (bankruptcy) Aggregate Total
Itemized Breakdown by Firm
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UST Form 11-MOR (12/01/2021)	3

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

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UST Form 11-MOR (12/01/2021)	4

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

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b.				Approved Current Month	Approved Cumulative	Paid Current Month	Paid Cumulative
Debtor’s professional fees & expenses (nonbankruptcy) Aggregate Total
Itemized Breakdown by Firm
		Firm Name	Role
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UST Form 11-MOR (12/01/2021)	5

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

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UST Form 11-MOR (12/01/2021)	6

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

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UST Form 11-MOR (12/01/2021)	7

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

xcix

c

c.	All professional fees and expenses (debtor & committees)	$0	$0	$0	$0

Part 6: Postpetition Taxes	Current Month	Cumulative
a. Postpetition income taxes accrued (local, state, and federal)	$0	$0

b. Postpetition income taxes paid (local, state, and federal)	$0	$0

c. Postpetition employer payroll taxes accrued	$0	$0

d. Postpetition employer payroll taxes paid	$0	$0

e. Postpetition property taxes paid	$0	$0

f. Postpetition other taxes accrued (local, state, and federal)	$0	$0

g. Postpetition other taxes paid (local, state, and federal)	$0	$0

Part 7: Questionnaire - During this reporting period:
a. Were any payments made on prepetition debt? (if yes, see Instructions)	Yes ☐ No ☒
b. Were any payments made outside the ordinary course of business without court approval? (if yes, see Instructions)	Yes ☐ No ☒
c. Were any payments made to or on behalf of insiders?	Yes ☐ No ☒
d. Are you current on postpetition tax return filings?	Yes ☒ No ☐
e. Are you current on postpetition estimated tax payments?	Yes ☒ No ☐
f. Were all trust fund taxes remitted on a current basis?	Yes ☒ No ☐
g. Was there any postpetition borrowing, other than trade credit? (if yes, see Instructions)	Yes ☐ No ☒
h. Were all payments made to or on behalf of professionals approved by the court?	Yes ☐ No ☐	N/A ☒
i. Do you have: Worker’s compensation insurance?	Yes ☒ No ☐
If yes, are your premiums current?	Yes ☒ No ☐	N/A ☐ (if no, see Instructions)
Casualty/property insurance?	Yes ☒ No ☐
If yes, are your premiums current?	Yes ☒ No ☐	N/A ☐ (if no, see Instructions)
General liability insurance?	Yes ☒ No ☐
If yes, are your premiums current?	Yes ☒ No ☐	N/A ☐ (if no, see Instructions)
j. Has a plan of reorganization been filed with the court?	Yes ☐ No ☒
k. Has a disclosure statement been filed with the court?	Yes ☐ No ☒
l. Are you current with quarterly U.S. Trustee fees as set forth under 28 U.S.C. § 1930	Yes ☒ No ☐

UST Form 11-MOR (12/01/2021)	8

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

Part 8: Individual Chapter 11 Debtors (Only)
a. Gross income (receipts) from salary and wages	$0

b. Gross income (receipts) from self-employment	$0

c. Gross income from all other sources	$0

d. Total income in the reporting period (a+b+c)	$0

e. Payroll deductions	$0

f. Self-employment related expenses	$0

g. Living expenses	$0

h. All other expenses	$0

i. Total expenses in the reporting period (e+f+g+h)	$0

j. Difference between total income and total expenses (d-i)	$0

k. List the total amount of all postpetition debts that are past due	$0

l. Are you required to pay any Domestic Support Obligations as defined by 11 U.S.C § 101(14A)?	Yes ☐ No ☒
m. If yes, have you made all Domestic Support Obligation payments?	Yes ☐ No ☐	N/A ☒

Privacy Act Statement

28 U.S.C. § 589b authorizes the collection of this information, and provision of this information is mandatory under 11 U.S.C. §§ 704, 1106, and 1107. The United States Trustee will use this information to calculate statutory fee assessments under 28 U.S.C. § 1930(a)(6). The United States Trustee will also use this information to evaluate a chapter 11 debtor’s progress through the bankruptcy system, including the likelihood of a plan of reorganization being confirmed and whether the case is being prosecuted in good faith. This information may be disclosed to a bankruptcy trustee or examiner when the information is needed to perform the trustee’s or examiner’s duties or to the appropriate federal, state, local, regulatory, tribal, or foreign law enforcement agency when the information indicates a violation or potential violation of law. Other disclosures may be made for routine purposes. For a discussion of the types of routine disclosures that may be made, you may consult the Executive Office for United States Trustee’s systems of records notice, UST-001, “Bankruptcy Case Files and Associated Records.” See 71 Fed. Reg. 59,818 et seq. (Oct. 11, 2006). A copy of the notice may be obtained at the following link: http:// www.justice.gov/ust/eo/rules_regulations/index.htm. Failure to provide this information could result in the dismissal or conversion of your bankruptcy case or other action by the United States Trustee. 11 U.S.C. § 1112(b)(4)(F).

I declare under penalty of perjury that the foregoing Monthly Operating Report and its supporting documentation are true and correct and that I have been authorized to sign this report on behalf of the estate.

/s/ Todd A. Zoha	Todd A. Zoha
Signature of Responsible Party	Printed Name of Responsible Party

Chief Financial Officer	09/23/2022
Title	Date

UST Form 11-MOR (12/01/2021)	9

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

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UST Form 11-MOR (12/01/2021)	10

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

Bankruptcy1to50

Bankruptcy51to100

NonBankruptcy1to50

NonBankruptcy51to100

UST Form 11-MOR (12/01/2021)	11

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

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UST Form 11-MOR (12/01/2021)	12

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: LEGACY EJY, INC., et al,[1] Debtors.	) ) ) ) ) ) ) ) )	Chapter 11 Case No. 22-10580 (JKS) (Jointly Administered)

GLOBAL NOTES AND STATEMENT OF LIMITATIONS,

METHODOLOGY AND DISCLAIMERS REGARDING

AUGUST 31, 2022 MONTHLY OPERATING REPORT

The debtors and debtors in possession (the “Debtors”) in the above-captioned jointly administered chapter 11 cases (the “Chapter 11 Cases”) have prepared and filed the attached August 31, 2022 Monthly Operating Report (the “MOR”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors have prepared the MOR with the assistance of their advisors and professionals solely for the purpose of complying with the reporting requirements applicable in the Chapter 11 Cases and is in a format consistent with the instructions provided by the Office of the United States Trustee for the District of Delaware. The financial information contained herein is unaudited, limited in scope, and is not prepared in accordance with accounting principles generally accepted in the United States of America nor in accordance with federal or state securities laws or other applicable non-bankruptcy law or in lieu of complying with any periodic reporting requirements thereunder.

In preparing the MOR, the Debtors relied on financial data available from the limited books and records available to them at the time of such preparation, as well certain filings from the docket in the chapter 11 cases. Although the Debtors made commercially reasonable efforts to ensure the accuracy and completeness of the MOR, inadvertent errors or omissions may exist.2 For the avoidance of doubt, the Debtors hereby reserves its rights to amend and supplement the MOR as may be necessary or appropriate.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number include: Legacy EJY, Inc. (6891); Legacy EJY Operating Corp. (4543); Legacy EJY Subsidiary LLC (0230). The location of the Debtors’ service address in these chapter 11 cases is 1209 Orange Street, Wilmington, DE 19801.

[2]	The Debtors, and their agents, advisors, attorneys, and other professionals, as applicable, do not guarantee or warrant the accuracy or completeness of the data that is provided in the MOR.

1

Each signatory to the MOR has necessarily relied upon the efforts, statements, advice, and representations of personnel of the Debtors and their advisors and professionals. Each signatory has not (and could not have) personally verified the accuracy of each such statement, representation, and answer contained in the MOR.

Part 1: Cash Receipts and Disbursements. The MOR presents the Debtors’ receipts and disbursements for the period from August 1, 2022 through August 31, 2022.

Disbursements reported for the period include $1,931,497.72 paid to (i) Bass, Berry and Sims PLC, (ii) Gibson, Dunn and Crutcher LLP, (iii) Pachulski Stang Ziehl and Jones LLP, and (iv) Evercore Group LLC in accordance with paragraph 24(a) of the Final Order (A) Authorizing the Debtors to Obtain Postpetition Financing, (B) Authorizing the Debtors to Use Cash Collateral, (C) Granting Liens And Superpriority Administrative Expense Claims, (D) Granting Adequate Protection to the Prepetition Lender, (E) Modifying the Automatic Stay, and (F) Granting Related Relief [Docket No. 200].

Disbursements reported for the period also include $310,018.96 paid to Stretto, the Debtors’ claims and notice agent.

These payments are also included on the Attached Statement of Cash Receipts and Disbursement under the line item for Other Operating Disbursements.

Part 2: Asset and Liability Status. The amounts identified in Part 2 of the MOR are derived from the Debtors’ unaudited and estimated Balance Sheets as of August 31, 2022 and the Debtors’ Schedules of Assets and Liabilities filed on July 28. 2022. Please refer to the notes above for information about presentation and limitations that may exist in the MOR.

Part 3: Assets Sold or Transferred.

On August 12, 2022, the Court entered the Order (I) Authorizing the Sale of Certain Assets of the Debtors to Asurion, LLC Free and Clear of All Liens, Claims, Interests and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection Therewith, and (III) Granting Related Relief [Docket No. 325] (the “Sale Order”), which approved the sale of substantially all of the Debtors’ assets to Asurion, LLC (“Asurion”) pursuant to an asset sale purchase agreement dated July 25, 2022 (as amended from time to time, the “APA”).

The sale transaction with Asurion closed on August 31, 2022 for a gross purchase price of $110.0 million, and contemporaneously therewith, the Debtors repaid the outstanding debtor-in-possession financing in full with the proceeds from the sale in accordance with the order approving debtor-in-possession financing [Docket No. 200] and the Sale Order. See Docket No. 401. In accordance with the terms of the APA, $23.8 million of customer holdback liabilities and $2.4 million of other APA-related disbursements were not released to the Debtors. The net cash receipts of $24.5 million from the sale transaction were deposited into the Debtors’ operating account ending in 1079.3

All cash receipts and disbursements related to the sale are included in Part 1: Cash Receipts and Disbursements; Part 3: Assets Sold or Transferred; and the Statement of Cash Receipts and Disbursements included herein in the Debtors August 31, 2022 Monthly Operating Report.

[3]

Please refer to the notes above for information about presentation and limitations that may exist in the MOR as purchase accounting entries and adjustments associated with the sale transaction have not been finalized at the time of this report.

2

Part 4: Income Statement (Statement of Operations). This MOR presents the Debtors’ best estimates of their Statements of Operations for the period from August 1, 2022 through August 31, 2022. Please refer to the notes above for information about presentation and limitations that may exist in the MOR.

Part 5: Professional Fees and Expenses. The Debtors did not make any payments to any restructuring professionals (whether retained or anticipated to be retained), any ordinary course professionals or any committee professionals during this reporting period.

Part 6: Postpetition Taxes The Debtors collect, withhold, and incur sales, use, withholding, income, and property taxes, as well as other business and regulatory fees and assessments (collectively, the “Taxes and Fees”). The Debtors remit the Taxes and Fees to various federal, state, and local governments (collectively, the “Authorities”). The Debtors pay the Taxes and Fees to the Authorities on a periodic basis, remitting them monthly, semi-monthly, quarterly, semiannually, or annually depending on the nature and incurrence of a particular Tax or Fee. On July 20, 2022, the Court entered an order [Docket No. 160] authorizing, but not directing, the Debtors to, among other things, pay Taxes and Fees that arise or accrue in the ordinary course of business on a postpetition basis consistent with prepetition practices. Debtors believe that they are current with respect to any outstanding, post-petition amounts due.

3

In re: Legacy EJY, Inc. et al.	Lead Case No:	22-10580
Statement of Cash Receipts and Disbursements - (Unaudited)	Reporting Period:	August 1 - August 31, 2022

USD in Thousands	Reporting Day	100-Enjoy Technologies LLC 8/1/2022 to 8/31/2022	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp) 8/1/2022 to 8/31/2022	(No books / Assets / Liabilities at this entity) Enjoy Technology Operation Corp. 8/1/2022 to 8/31/2022
Receipts
Customer Receipts		4,076,796	0	0

Total Receipts		$4,076,796	$0	$0

Operating Disbursements
Payroll		(15,054,133)	0	0
Rent		(234,864)	0	0
Vehicle		(1,097,697)	0	0
Taxes		0	0	0
Other Disbursements		(4,287,368)	0	0
Non-BAU: D&O Insurance		0	0	0

Total Operating Disbursements		($20,674,063)	$0	$0

Non-Operating Activity
Sales Proceeds		110,000,000	0	0
Net Debt Cash Flows		(59,251,874)
APA Sales Transaction Costs		(26,254,464)
Contract and Real Property Cure Costs		(3,880,043)	0	0
Restructuring Professionals		0
Canada I/C Funding		0	0	0
UK I/C Funding		0	0	0

Total Disbursements & Non-Op Activity		($60,443)	$0	$0

Net Cash Flow		$4,016,353	$0	$0

In re: Legacy EJY, Inc. et al.	Lead Case No:	22-10580
Pro-Forma Balance Sheet as of August 31, 2022 - (Unaudited)	Reporting Period:	August 1 - August 31, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	(No books / Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
111000-CASH AND CASH EQUIVALENTS	49,792,985	0	0

111100-OPERATING CHECKING - US	212,766	0	0
111200-OPERATING CHECKING	45,204,090	0	0
111800-Investments	0	0	0
111900-RESTRICTED CASH	4,376,129	0	0

112000-RECEIVABLES	(3,208,508)	0	0

112100-ACCOUNTS RECEIVABLE	(3,208,508)	0	0

114000-PREPAID, DEFERRED, AND OTHER ASSETS	8,614,624	173,711,480	0

114100-PREPAID EXPENSES	7,665,850	0	0
114200-OTHER ASSETS	917,343	0	0
114300-ACCRUED REVENUE	31,295	0	0
114600-INVESTMENT AND OTHER ASSETS	135	173,711,480	0
114700-INTERCOMPANY RECEIVABLES	0	0	0

TOTAL CURRENT ASSETS	55,199,101	173,711,480	0

NON-CURRENT ASSETS
125000-PROPERTY, PLANT AND EQUIPMENT	10,051,455	0	0

125100-FIXED ASSETS - GROSS	15,853,193	0	0
125200-ACCUMULATED DEPRECIATION	(6,822,921)	0	0
125300-CAPITALIZED SOFTWARE	1,021,184	0	0

126000-INTANGIBLE ASSETS EXCLUDING GOODWILL	800,000	0	0

126100-INTANGIBLE ASSETS	800,000	0	0

127000-OTHER ASSETS LONG TERM	28,925,089	0	0

TOTAL NON-CURRENT ASSETS	39,776,544	0	0

TOTAL ASSETS	94,975,645	173,711,480	0

In re: Legacy EJY, Inc. et al.	Lead Case No:	22-10580
Pro-Forma Balance Sheet as of August 31, 2022 - (Unaudited)	Reporting Period:	August 1 - August 31, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	(No books / Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
LIABILITIES
CURRENT LIABILITIES
211100-ACCOUNTS PAYABLE	12,979,482	0	0
211200-ACCRUED LIABILITIES	10,931,678	0	0
211300-EMPLOYEE-RELATED LIABILITIES	3,334,916	0	0
211400-TAXES PAYABLE	(38,519)	0	0
212000-DEBT AND CAPITAL LEASE OBLIGATIONS	14,769,777	0	0
213000-DEFERRED REVENUE AND CREDITS	699,395	0	0
215000-LIABILITIES AND OTHER DEBT	12,399,367	0	0
216000-RELATED PARTY LIABILITIES	6,557,054	0	0

TOTAL CURRENT LIABILITIES	61,633,150	0	0

NON-CURRENT LIABILITIES
220000-OTHER LIABILITIES (LONG-TERM PORTION)	19,322,325	156,604	0

TOTAL NON-CURRENT LIABILITIES	19,322,325	156,604	0

TOTAL LIABILITIES	80,955,475	156,604	0

SHAREHOLDERS’ EQUITY
310000-PAID-IN CAPITAL	769,318,949	150,220,855	0
320000-RETAINED EARNINGS	(669,165,070)	16,913,250	0
NET INCOME	(86,133,709)	6,420,771	0

TOTAL SHAREHOLDERS’ EQUITY	14,020,170	173,554,876	0

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	94,975,645	173,711,480	0

Note: Balance sheet above reflects pro-forma estimates (unaudited) of balance sheet accounts as of August 31, 2022.

In re: Legacy EJY, Inc. et al.	Lead Case No:	22-10580
Pro-Forma Income Statement for August 2022 - (Unaudited)	Reporting Period:	August 1 - August 31, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	No books / Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
400000-REVENUE	2,338,388	0	0

420000-SERVICE SALES	2,338,388	0	0
421101-AT&T Service Revenue	3,266,381	0	0
421105-Apple Revenue Generated in AT&T Visits	20,787	0	0
421110-EE Base Fee Revenue	0	0	0
421111-BT Solution Revenue	0	0	0
421113-EE Solution Revenue	0	0	0
421114-BT Base Fee Revenue	0	0	0
421120-Rogers Service Revenue	0	0	0
421140-Apple Revenue	0	0	0
421910-Service Revenue Allowances & Discounts	(11,909)	0	0
421935-AT&T Chargeback Estimates	(852,400)	0	0
421936-AT&T Chargeback True Up	(84,472)	0	0
421945-Rogers Chargeback True Up	0	0	0
421950-Apple Rebate	0	0	0

500000-COST OF GOODS SOLD	0	0	0

510000-PRODUCT COST OF SALES	0	0	0
511100-PRODUCT COSTS OF SALES	0	0	0
511151-Gross Theft	0	0	0
511152-Gross Shrink, Damage	0	0	0

G59999-REVENUE	2,338,388	0	0

600000-OPERATING EXPENSE	30,449,383	0	0

610000-COMPENSATION	11,720,495	0	0
611000-SALARIES, WAGES, AND BENEFITS	8,944,562	0	0
611100-SALARIES	9,310,304	0	0
611110-Salaries and Wages	8,679,205	0	0
611115-Overtime and Doubletime	158,544	0	0
611120-Bonus Sign-on	9,500	0	0
611121-Bonus Performance	455,625	0	0
611122-Bonus Other	1,214	0	0
611190-Payroll Cell Phone Reimbursement	6,215	0	0
611200-PAYROLL TAXES	564,279	0	0
611210-Employer Payroll Taxes	564,279	0	0
611300-OTHER TIME OFF	(930,022)	0	0
611310-PTO Expense	(930,022)	0	0
612000-OTHER BENEFITS AND COMPENSATION	2,775,933	0	0
612100-HEALTH INSURANCE AND OTHER BENEFITS	2,775,933	0	0
612110-Health Insurance	911,512	0	0
612111-Stock based compensation	1,677,331	0	0
612200-Workers Comp	161,014	0	0
612600-Payroll Processing Fees	26,076	0	0
620000-FIELD COSTS	1,649,742	0	0
621000-FIELD RELATED TRANSPORTATION	1,514,581	0	0
621100-FLEET VEHICLES AND TRANSPORTATION	1,514,581	0	0
621110-ROU Fleet Vehicles - Lease Cost	312,471	0	0
621115-Fleet Vehicles - Insurance	128,584	0	0
621117-ROU Fleet Vehicle- Variable Lease Cost	17,425	0	0
621120-Fleet Vehicles - Bridge Rentals	408,541	0	0
621125-Fleet Vehicles - Repairs & Maintenance	234,366	0	0
621130-Fleet Vehicles - Fuel	309,699	0	0
621135-Fleet Vehicles - Accessories	39,989	0	0
621160-Tolls, Registration, Tag, Misc	53,295	0	0
621165-Vehicle Citations	6,391	0	0
621170-Mass transit /Ride Share	3,820	0	0
622000-FIELD COLLATERAL COSTS	132,916	0	0
622100-FIELD COLLATERAL COSTS	132,916	0	0
622110-Expert Phone Data	127,700	0	0
622130-Expert Apparel	4,574	0	0
622160-Background Checks	642	0	0
623000-OTHER FIELD COSTS	2,244	0	0
623100-OTHER FIELD COSTS	2,244	0	0
623110-Fulfillment Freight/Shipping	2,244	0	0

In re: Legacy EJY, Inc. et al.	Lead Case No:	22-10580
Pro-Forma Income Statement for August 2022 - (Unaudited)	Reporting Period:	August 1 - August 31, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	No books / Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
630000-FACILITIES AND IT	1,657,633	0	0
631000-FACILITIES	1,108,922	0	0
631110-ROU Rent Expense-Real Estate Leases	679,288	0	0
631111-ROU Rent Expense-Non Real Estate Leases	13,984	0	0
631112-ROU Rent Expense-Short Term Leases	726	0	0
631113-ROU- Variable Lease Costs	6,243	0	0
631120-CAM and Related	150,116	0	0
631130-Utilities and related	136,297	0	0
631135-Repairs and Maintenance	21,796	0	0
631140-ROU Property taxes & Lease Related	(5,702)	0	0
631145-Non ROU Property taxes Non-Lease related	4,695	0	0
631150-Office supplies	36,938	0	0
631160-Telecom	5,060	0	0
631170-Kitchen Supplies and Rental	7,361	0	0
631175-Security and Monitoring	52,121	0	0
635000-IT HARDWARE AND SOFTWARE	548,711	0	0
635100-Data Center Cost	286	0	0
635120-Computer and Related Supplies	3,539	0	0
635200-Company Software and Subscription	544,886	0	0
640000-TRAVEL AND ENTERTAINMENT	20,641	0	0
641110-Airfare	5,219	0	0
641115-Lodging	3,896	0	0
641120-Travel Agency Fees	36	0	0
641125-Auto Mileage Reimbursement	1,257	0	0
641130-Auto rental and fuel	261	0	0
641135-Meals and Per Diem	1,894	0	0
641145-Meals and Entertainment	6,281	0	0
641155-Transportation	1,797	0	0
641160-Other Travel and Entertainment	0	0	0
650000-GENERAL AND ADMINISTRATIVE SERVICES	14,853,508	0	0
651000-OUTSIDE PROFESSIONAL SERVICES	14,236,253	0	0
651110-Accounting and audit fees	463,903	0	0
651120-Legal Fees	6,367,337	0	0
651130-Other professional fees	7,405,014	0	0
651140-BOD Expense	0	0	0
652000-RECRUITING EXPENSE	0	0	0
652110-Recruiting Agency fees	0	0	0
655000-DUES, INSURANCE, POSTAGE	615,146	0	0
655100-Corporate Insurance	584,103	0	0
655150-Bank Fee	28,220	0	0
655200-Dues and Subscriptions	170	0	0
655210-Postage and Shipping	785	0	0
655300-Penalties and Fines	1,869	0	0
659000-OTHER TAXES	2,108	0	0
659110-Licenses and permits	104	0	0
659115-State franchise tax	1,256	0	0
659120-Business tax	748	0	0
659125-Sales and use tax	0	0	0
660000-MARKETING AND CREATIVES	0	0	0
661120-Marketing Materials	0	0	0
665000-STAFF AUGMENTATION	269,804	0	0
665100-3RD PARTY LABOR	269,804	0	0
665110-Temp Labor (agency)	162,927	0	0
665120-1099 Worker	12,200	0	0
665130-Strategic Outsourcing	94,677	0	0
680000-DEPRECIATION AND AMORTIZATION	277,561	0	0
681000-DEPRECIATION	269,228	0	0
681110-Leasehold Improvements	189,720	0	0
681120-Furniture and Fixtures	29,008	0	0
681130-Computer Equipment	1,502	0	0
681150-Electronic Office Equipment	14,737	0	0
681170-Vehicle Equipment	5,894	0	0
681180-Depr Internally developed Software	28,366	0	0
682000-AMORTIZATION	8,333	0	0
682100-Intangible Amortization	8,333	0	0

In re: Legacy EJY, Inc. et al.	Lead Case No:	22-10580
Pro-Forma Income Statement for August 2022 - (Unaudited)	Reporting Period:	August 1 - August 31, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	No books / Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
700000-OTHER INCOME/(EXPENSE)	(24,548,726)	0	0
711110-Foreign Currency Gain/Loss	1,176	0	0
711111-Other Income	0	0	0
711115-Interest Income	(56,240)	0	0
711170-Proceeds of Sale Gain	(24,493,662)	0	0
750000-INTEREST EXPENSE	652,813	0	0
751110-Interest Expense – Cash	652,813	0	0

G79999-TOTAL OPERATING EXPENSE	6,553,470	0	0

G29999-NET INCOME	(4,215,082)	0	0

Note: Income Statement above reflects pro-forma estimates (unaudited) for the month of August 2022.

In re: Legacy EJY, Inc. et al.	Lead Case No:	22-10580
All bank statements and bank reconciliations for the reporting period	Reporting Period:	August 1 - August 31, 2022

The Debtors hereby submit this attestation regarding bank account reconciliations in lieu of providing copies of bank statements, bank reconciliations and journal entries.

The Debtors’ standard practice is to ensure that bank reconciliations are completed before closing the books each reporting period. I attest that each of the Debtors’ bank accounts has been reconciled in accordance with their standard practices.

/s/ Todd A. Zoha	9/23/2022
Signature of Authorized Individual	Date

Todd A. Zoha	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

In re: Legacy EJY, Inc. et al.	Lead Case No:	22-10580
Description of the assets sold and the terms of the sale or transfer	Reporting Period:	August 1 - August 31, 2022

On August 12, 2022, the Court entered the Order (I) Authorizing the Sale of Certain Assets of the Debtors to Asurion, LLC Free and Clear of All Liens, Claims, Interests and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection Therewith, and (III) Granting Related Relief [Docket No. 325] (the “Sale Order”), which approved the sale of substantially all of the Debtors’ assets to Asurion, LLC (“Asurion”) pursuant to an asset sale purchase agreement dated July 25, 2022 (as amended from time to time, the “APA”).

The sale transaction with Asurion closed on August 31, 2022 for a gross purchase price of $110.0 million, and contemporaneously therewith, the Debtors repaid the outstanding debtor-in-possession financing in full with the proceeds from the sale in accordance with the order approving debtor-in-possession financing [Docket No. 200] and the Sale Order. See Docket No. 401. In accordance with the terms of the APA, $23.8 million of customer holdback liabilities and $2.4 million of other APA-related disbursements were not released to the Debtors. The net cash receipts of $24.5 million from the sale transaction were deposited into the Debtors’ operating account ending in 1079.

All cash receipts and disbursements related to the sale are included in Part 1: Cash Receipts and Disbursements; Part 3: Assets Sold or Transferred; and the Statement of Cash Receipts and Disbursements included herein in the Debtors August 31, 2022 Monthly Operating Report.

/s/ Todd A. Zoha	9/23/2022
Signature of Authorized Individual	Date

Todd A. Zoha	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

Exhibit 99.3

UNITED STATES BANKRUPTCY COURT

             DISTRICT OF Delaware

In Re. Legacy EJY, Inc.	§	Case No. 22-10580
§
	§	Lead Case No. 22-10580
Debtor(s)	§
☒ Jointly Administered

Monthly Operating Report			Chapter 11

Reporting Period Ended: 08/31/2022	Petition Date: 06/30/2022

Months Pending: 2	Industry Classification:	5	4	1	9

Reporting Method: Accrual Basis ☒	Cash Basis ☐

Debtor’s Full-Time Employees (current):	0

Debtor’s Full-Time Employees (as of date of order for relief):	0

Supporting Documentation (check all that are attached):

(For jointly administered debtors, any required schedules must be provided on a non-consolidated basis for each debtor)

☒ Statement of cash receipts and disbursements

☒ Balance sheet containing the summary and detail of the assets, liabilities and equity (net worth) or deficit

☒ Statement of operations (profit or loss statement)

☐ Accounts receivable aging

☐ Postpetition liabilities aging

☐ Statement of capital assets

☐ Schedule of payments to professionals

☒ Schedule of payments to insiders

☒ All bank statements and bank reconciliations for the reporting period

☒ Description of the assets sold or transferred and the terms of the sale or transfer

/s/ Brendan J. Schlauch	Richards, Layton & Finger, P.A.
Signature of Responsible Party	Printed Name of Responsible Party

09/23/2022
Date	One Rodney Square, 920 North King Street
Wilmington, DE 19801
Address

STATEMENT: This Periodic Report is associated with an open bankruptcy case; therefore, Paperwork Reduction Act exemption 5 C.F.R. § 1320.4(a)(2) applies.

UST Form 11-MOR (12/01/2021)

1

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

Part 1: Cash Receipts and Disbursements	Current Month	Cumulative
a. Cash balance beginning of month	$0

b. Total receipts (net of transfers between accounts)	$0	$0

c. Total disbursements (net of transfers between accounts)	$0	$0

d. Cash balance end of month (a+b-c)	$0	$0

e. Disbursements made by third party for the benefit of the estate	$0	$0

f. Total disbursements for quarterly fee calculation (c+e)	$0	$0

Part 2: Asset and Liability Status (Not generally applicable to Individual Debtors. See Instructions.)	Current Month
a. Accounts receivable (total net of allowance)	$0

b. Accounts receivable over 90 days outstanding (net of allowance)	$0

c. Inventory (Book ☒ Market ☐ Other ☐ (attach explanation))	$0

d. Total current assets	$0

e. Total assets	$173,711,480

f. Postpetition payables (excluding taxes)	$0

g. Postpetition payables past due (excluding taxes)	$0

h. Postpetition taxes payable	$0

i. Postpetition taxes past due	$0

j. Total postpetition debt (f+h)	$0

k. Prepetition secured debt	$0

l. Prepetition priority debt	$0

m. Prepetition unsecured debt	$156,604

n. Total liabilities (debt) (j+k+l+m)	$156,604

o. Ending equity/net worth (e-n)	$173,554,876

Part 3: Assets Sold or Transferred	Current Month	Cumulative
a. Total cash sales price for assets sold/transferred outside the ordinary course of business	$0	$0

b. Total payments to third parties incident to assets being sold/transferred outside the ordinary course of business	$0	$0

c. Net cash proceeds from assets sold/transferred outside the ordinary course of business (a-b)	$0	$0

Part 4: Income Statement (Statement of Operations) (Not generally applicable to Individual Debtors. See Instructions.)	Current Month	Cumulative
a. Gross income/sales (net of returns and allowances)	$0

b. Cost of goods sold (inclusive of depreciation, if applicable)	$0

c. Gross profit (a-b)	$0

d. Selling expenses	$0

e. General and administrative expenses	$0

f. Other expenses	$0

g. Depreciation and/or amortization (not included in 4b)	$0

h. Interest	$0

i. Taxes (local, state, and federal)	$0

j. Reorganization items	$0

k. Profit (loss)	$0	$0

UST Form 11-MOR (12/01/2021)	2

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

Part 5: Professional Fees and Expenses

				Approved Current Month	Approved Cumulative	Paid Current Month	Paid Cumulative

a.	Debtor’s professional fees & expenses (bankruptcy) Aggregate Total

Itemized Breakdown by Firm

		Firm Name	Role

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UST Form 11-MOR (12/01/2021)	3

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

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UST Form 11-MOR (12/01/2021)	4

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

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				Approved Current Month	Approved Cumulative	Paid Current Month	Paid Cumulative

b.	Debtor’s professional fees & expenses (nonbankruptcy) Aggregate Total

Itemized Breakdown by Firm

		Firm Name	Role

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UST Form 11-MOR (12/01/2021)	5

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

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UST Form 11-MOR (12/01/2021)	6

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

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UST Form 11-MOR (12/01/2021)	7

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

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c

c.	All professional fees and expenses (debtor & committees)	$ 0	$ 0	$ 0	$ 0

Part 6: Postpetition Taxes	Current Month	Cumulative
a. Postpetition income taxes accrued (local, state, and federal)	$0	$0

b. Postpetition income taxes paid (local, state, and federal)	$0	$0

c. Postpetition employer payroll taxes accrued	$0	$0

d. Postpetition employer payroll taxes paid	$0	$0

e. Postpetition property taxes paid	$0	$0

f. Postpetition other taxes accrued (local, state, and federal)	$0	$0

g. Postpetition other taxes paid (local, state, and federal)	$0	$0

Part 7: Questionnaire - During this reporting period:

a. Were any payments made on prepetition debt? (if yes, see Instructions)	Yes ☐ No ☒

b. Were any payments made outside the ordinary course of business without court approval? (if yes, see Instructions)	Yes ☐ No ☒

c. Were any payments made to or on behalf of insiders?	Yes ☐ No ☒

d. Are you current on postpetition tax return filings?	Yes ☒ No ☐

e. Are you current on postpetition estimated tax payments?	Yes ☒ No ☐

f. Were all trust fund taxes remitted on a current basis?	Yes ☒ No ☐

g. Was there any postpetition borrowing, other than trade credit? (if yes, see Instructions)	Yes ☐ No ☒

h. Were all payments made to or on behalf of professionals approved by the court?	Yes ☐ No ☐ N/A ☒

i. Do you have: Worker’s compensation insurance?	Yes ☒ No ☐

If yes, are your premiums current?	Yes ☒ No ☐ N/A ☐ (if no, see Instructions)

Casualty/property insurance?	Yes ☒ No ☐

If yes, are your premiums current?	Yes ☒ No ☐ N/A ☐ (if no, see Instructions)

General liability insurance?	Yes ☒ No ☐

If yes, are your premiums current?	Yes ☒ No ☐ N/A ☐ (if no, see Instructions)

j. Has a plan of reorganization been filed with the court?	Yes ☐ No ☒

k. Has a disclosure statement been filed with the court?	Yes ☐ No ☒

l. Are you current with quarterly U.S. Trustee fees as set forth under 28 U.S.C. § 1930	Yes ☒ No ☐

UST Form 11-MOR (12/01/2021)	8

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

Part 8: Individual Chapter 11 Debtors (Only)

a. Gross income (receipts) from salary and wages	$0

b. Gross income (receipts) from self-employment	$0

c. Gross income from all other sources	$0

d. Total income in the reporting period (a+b+c)	$0

e. Payroll deductions	$0

f. Self-employment related expenses	$0

g. Living expenses	$0

h. All other expenses	$0

i. Total expenses in the reporting period (e+f+g+h)	$0

j. Difference between total income and total expenses (d-i)	$0

k. List the total amount of all postpetition debts that are past due	$0

l. Are you required to pay any Domestic Support Obligations as defined by 11 U.S.C § 101(14A)?	Yes ☐ No ☒
m. If yes, have you made all Domestic Support Obligation payments?	Yes ☐ No ☐ N/A ☒

Privacy Act Statement

28 U.S.C. § 589b authorizes the collection of this information, and provision of this information is mandatory under 11 U.S.C. §§ 704, 1106, and 1107. The United States Trustee will use this information to calculate statutory fee assessments under 28 U.S.C. § 1930(a)(6). The United States Trustee will also use this information to evaluate a chapter 11 debtor’s progress through the bankruptcy system, including the likelihood of a plan of reorganization being confirmed and whether the case is being prosecuted in good faith. This information may be disclosed to a bankruptcy trustee or examiner when the information is needed to perform the trustee’s or examiner’s duties or to the appropriate federal, state, local, regulatory, tribal, or foreign law enforcement agency when the information indicates a violation or potential violation of law. Other disclosures may be made for routine purposes. For a discussion of the types of routine disclosures that may be made, you may consult the Executive Office for United States Trustee’s systems of records notice, UST-001, “Bankruptcy Case Files and Associated Records.” See 71 Fed. Reg. 59,818 et seq. (Oct. 11, 2006). A copy of the notice may be obtained at the following link: http:// www.justice.gov/ust/eo/rules_regulations/index.htm. Failure to provide this information could result in the dismissal or conversion of your bankruptcy case or other action by the United States Trustee. 11 U.S.C. § 1112(b)(4)(F).

I declare under penalty of perjury that the foregoing Monthly Operating Report and its supporting documentation are true and correct and that I have been authorized to sign this report on behalf of the estate.

/s/ Todd A. Zoha	Todd A. Zoha
Signature of Responsible Party	Printed Name of Responsible Party

Chief Financial Officer	09/23/2022
Title	Date

UST Form 11-MOR (12/01/2021)	9

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

PageOnePartOne

PageOnePartTwo

PageTwoPartOne

PageTwoPartTwo

UST Form 11-MOR (12/01/2021)	10

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

Bankruptcy1to50

Bankruptcy51to100

NonBankruptcy1to50

NonBankruptcy51to100

UST Form 11-MOR (12/01/2021)	11

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

PageThree

PageFour

UST Form 11-MOR (12/01/2021)	12

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: LEGACY EJY, INC., et al,[1] Debtors.	) ) ) ) ) ) ) )	Chapter 11 Case No. 22-10580 (JKS) (Jointly Administered)

GLOBAL NOTES AND STATEMENT OF LIMITATIONS,

METHODOLOGY AND DISCLAIMERS REGARDING

AUGUST 31, 2022 MONTHLY OPERATING REPORT

The debtors and debtors in possession (the “Debtors”) in the above-captioned jointly administered chapter 11 cases (the “Chapter 11 Cases”) have prepared and filed the attached August 31, 2022 Monthly Operating Report (the “MOR”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors have prepared the MOR with the assistance of their advisors and professionals solely for the purpose of complying with the reporting requirements applicable in the Chapter 11 Cases and is in a format consistent with the instructions provided by the Office of the United States Trustee for the District of Delaware. The financial information contained herein is unaudited, limited in scope, and is not prepared in accordance with accounting principles generally accepted in the United States of America nor in accordance with federal or state securities laws or other applicable non-bankruptcy law or in lieu of complying with any periodic reporting requirements thereunder.

In preparing the MOR, the Debtors relied on financial data available from the limited books and records available to them at the time of such preparation, as well certain filings from the docket in the chapter 11 cases. Although the Debtors made commercially reasonable efforts to ensure the accuracy and completeness of the MOR, inadvertent errors or omissions may exist.2 For the avoidance of doubt, the Debtors hereby reserve their rights to amend and supplement the MOR as may be necessary or appropriate.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number include: Legacy EJY, Inc. (6891); Legacy EJY Operating Corp. (4543); Legacy EJY Subsidiary LLC (0230). The location of the Debtors’ service address in these chapter 11 cases is 1209 Orange Street, Wilmington, DE 19801.

[2]	The Debtors, and their agents, advisors, attorneys, and other professionals, as applicable, do not guarantee or warrant the accuracy or completeness of the data that is provided in the MOR.

1

Each signatory to the MOR has necessarily relied upon the efforts, statements, advice, and representations of personnel of the Debtors and their advisors and professionals. Each signatory has not (and could not have) personally verified the accuracy of each such statement, representation, and answer contained in the MOR.

Part 1: Cash Receipts and Disbursements. The MOR presents the Debtors’ receipts and disbursements for the period from August 1, 2022 through August 31, 2022.

Disbursements reported for the period include $1,931,497.72 paid to (i) Bass, Berry and Sims PLC, (ii) Gibson, Dunn and Crutcher LLP, (iii) Pachulski Stang Ziehl and Jones LLP, and (iv) Evercore Group LLC in accordance with paragraph 24(a) of the Final Order (A) Authorizing the Debtors to Obtain Postpetition Financing, (B) Authorizing the Debtors to Use Cash Collateral, (C) Granting Liens And Superpriority Administrative Expense Claims, (D) Granting Adequate Protection to the Prepetition Lender, (E) Modifying the Automatic Stay, and (F) Granting Related Relief [Docket No. 200].

Disbursements reported for the period also include $310,018.96 paid to Stretto, the Debtors’ claims and notice agent.

These payments are also included on the Attached Statement of Cash Receipts and Disbursement under the line item for Other Operating Disbursements.

Part 2: Asset and Liability Status. The amounts identified in Part 2 of the MOR are derived from the Debtors’ unaudited and estimated Balance Sheets as of August 31, 2022 and the Debtors’ Schedules of Assets and Liabilities filed on July 28. 2022. Please refer to the notes above for information about presentation and limitations that may exist in the MOR.

Part 3: Assets Sold or Transferred.

On August 12, 2022, the Court entered the Order (I) Authorizing the Sale of Certain Assets of the Debtors to Asurion, LLC Free and Clear of All Liens, Claims, Interests and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection Therewith, and (III) Granting Related Relief [Docket No. 325] (the “Sale Order”), which approved the sale of substantially all of the Debtors’ assets to Asurion, LLC (“Asurion”) pursuant to an asset sale purchase agreement dated July 25, 2022 (as amended from time to time, the “APA”).

2

The sale transaction with Asurion closed on August 31, 2022 for a gross purchase price of $110.0 million, and contemporaneously therewith, the Debtors repaid the outstanding debtor-in-possession financing in full with the proceeds from the sale in accordance with the order approving debtor-in-possession financing [Docket No. 200] and the Sale Order. See Docket No. 401. In accordance with the terms of the APA, $23.8 million of customer holdback liabilities and $2.4 million of other APA-related disbursements were not released to the Debtors. The net cash receipts of $24.5 million from the sale transaction were deposited into the Debtors’ operating account ending in 1079.3

All cash receipts and disbursements related to the sale are included in Part 1: Cash Receipts and Disbursements; Part 3: Assets Sold or Transferred; and the Statement of Cash Receipts and Disbursements included herein in the Debtors August 31, 2022 Monthly Operating Report.

Part 4: Income Statement (Statement of Operations). This MOR presents the Debtors’ best estimates of their Statements of Operations for the period from August 1, 2022 through August 31, 2022. Please refer to the notes above for information about presentation and limitations that may exist in the MOR.

Part 5: Professional Fees and Expenses. The Debtors did not make any payments to any restructuring professionals (whether retained or anticipated to be retained), any ordinary course professionals or any committee professionals during this reporting period.

Part 6: Postpetition Taxes The Debtors collect, withhold, and incur sales, use, withholding, income, and property taxes, as well as other business and regulatory fees and assessments (collectively, the “Taxes and Fees”). The Debtors remit the Taxes and Fees to various federal, state, and local governments (collectively, the “Authorities”). The Debtors pay the Taxes and Fees to the Authorities on a periodic basis, remitting them monthly, semi-monthly, quarterly, semi-annually, or annually depending on the nature and incurrence of a particular Tax or Fee. On July 20, 2022, the Court entered an order [Docket No. 160] authorizing, but not directing, the Debtors to, among other things, pay Taxes and Fees that arise or accrue in the ordinary course of business on a postpetition basis consistent with prepetition practices. Debtors believe that they are current with respect to any outstanding, post-petition amounts due.

[3]

Please refer to the notes above for information about presentation and limitations that may exist in the MOR as purchase accounting entries and adjustments associated with the sale transaction have not been finalized at the time of this report.

3

In re: Legacy EJY, Inc., et al.	Lead Case No: 22-10580
Statement of Cash Receipts and Disbursements - (Unaudited)	Reporting Period: August 1 - August 31, 2022

USD Actual	Reporting Period	100-Enjoy Technologies LLC 8/1/2022 to 8/31/2022	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp) 8/1/2022 to 8/31/2022	(No books / Assets / Liabilities at this entity) Enjoy Technology Operation Corp. 8/1/2022 to 8/31/2022
Receipts
Customer Receipts		4,076,796	0	0

Total Receipts		$4,076,796	$0	$0
Operating Disbursements
Payroll		(15,054,133)	0	0
Rent		(234,864)	0	0
Vehicle		(1,097,697)	0	0
Taxes		0	0	0
Other Disbursements		(4,287,368)	0	0
Non-BAU: D&O Insurance		0	0	0

Total Operating Disbursements		($20,674,063)	$0	$0
Non-Operating Activity
Sales Proceeds		110,000,000	0	0
Net Debt Cash Flows		(59,251,874)	0	0
APA Sales Transaction Costs		(26,254,464)	0	0
Contract and Real Property Cure Costs		(3,880,043)	0	0
Restructuring Professionals		0	0	0
Canada I/C Funding		0	0	0
UK I/C Funding		0	0	0

Total Disbursements & Non-Op Activity		($60,443)	$0	$0

Net Cash Flow		$4,016,353	$0	$0

In re: Legacy EJY, Inc., et al.	Lead Case No: 22-10580
Pro-Forma Balance Sheet as of August 31, 2022 - (Unaudited)	Reporting Period: August 1 - August 31, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	(No books / Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
ASSETS

111000-CASH AND CASH EQUIVALENTS	49,792,985	0	0

111100-OPERATING CHECKING - US	212,766	0	0
111200-OPERATING CHECKING	45,204,090	0	0
111800-Investments	0	0	0
111900-RESTRICTED CASH	4,376,129	0	0

112000-RECEIVABLES	(3,208,508)	0	0

112100-ACCOUNTS RECEIVABLE	(3,208,508)	0	0

114000-PREPAID, DEFERRED, AND OTHER ASSETS	8,614,624	173,711,480	0

114100-PREPAID EXPENSES	7,665,850	0	0
114200-OTHER ASSETS	917,343	0	0
114300-ACCRUED REVENUE	31,295	0	0
114600-INVESTMENT AND OTHER ASSETS	135	173,711,480	0
114700-INTERCOMPANY RECEIVABLES	0	0	0

TOTAL CURRENT ASSETS	55,199,101	173,711,480	0

NON-CURRENT ASSETS
125000-PROPERTY, PLANT AND EQUIPMENT	10,051,455	0	0

125100-FIXED ASSETS - GROSS	15,853,193	0	0
125200-ACCUMULATED DEPRECIATION	(6,822,921)	0	0
125300-CAPITALIZED SOFTWARE	1,021,184	0	0

126000-INTANGIBLE ASSETS EXCLUDING GOODWILL	800,000	0	0

126100-INTANGIBLE ASSETS	800,000	0	0

127000-OTHER ASSETS LONG TERM	28,925,089	0	0

TOTAL NON-CURRENT ASSETS	39,776,544	0	0

TOTAL ASSETS	94,975,645	173,711,480	0

In re: Legacy EJY, Inc., et al.	Lead Case No: 22-10580
Pro-Forma Balance Sheet as of August 31, 2022 - (Unaudited)	Reporting Period: August 1 - August 31, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	(No books / Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
LIABILITIES
CURRENT LIABILITIES
211100-ACCOUNTS PAYABLE	12,979,482	0	0
211200-ACCRUED LIABILITIES	10,931,678	0	0
211300-EMPLOYEE-RELATED LIABILITIES	3,334,916	0	0
211400-TAXES PAYABLE	(38,519)	0	0
212000-DEBT AND CAPITAL LEASE OBLIGATIONS	14,769,777	0	0
213000-DEFERRED REVENUE AND CREDITS	699,395	0	0
215000-LIABILITIES AND OTHER DEBT	12,399,367	0	0
216000-RELATED PARTY LIABILITIES	6,557,054	0	0

TOTAL CURRENT LIABILITIES	61,633,150	0	0

NON-CURRENT LIABILITIES

220000-OTHER LIABILITIES (LONG-TERM PORTION)	19,322,325	156,604	0

TOTAL NON-CURRENT LIABILITIES	19,322,325	156,604	0

TOTAL LIABILITIES	80,955,475	156,604	0

SHAREHOLDERS’ EQUITY
310000-PAID-IN CAPITAL	769,318,949	150,220,855	0
320000-RETAINED EARNINGS	(669,165,070)	16,913,250	0
NET INCOME	(86,133,709)	6,420,771	0

TOTAL SHAREHOLDERS’ EQUITY	14,020,170	173,554,876	0

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	94,975,645	173,711,480	0

Note: Balance sheet above reflects pro-forma estimates (unaudited) of balance sheet accounts as of August 31, 2022.

In re: Legacy EJY, Inc., et al.	Lead Case No: 22-10580
Pro-Forma Income Statement for August 2022 - (Unaudited)	Reporting Period: August 1 - August 31, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	(No books / Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
400000-REVENUE	2,338,388	0	0

420000-SERVICE SALES	2,338,388	0	0
421101-AT&T Service Revenue	3,266,381	0	0
421105-Apple Revenue Generated in AT&T Visits	20,787	0	0
421110-EE Base Fee Revenue	0	0	0
421111-BT Solution Revenue	0	0	0
421113-EE Solution Revenue	0	0	0
421114-BT Base Fee Revenue	0	0	0
421120-Rogers Service Revenue	0	0	0
421140-Apple Revenue	0	0	0
421910-Service Revenue Allowances & Discounts	(11,909)	0	0
421935-AT&T Chargeback Estimates	(852,400)	0	0
421936-AT&T Chargeback True Up	(84,472)	0	0
421945-Rogers Chargeback True Up	0	0	0
421950-Apple Rebate	0	0	0

500000-COST OF GOODS SOLD	0	0	0

510000-PRODUCT COST OF SALES	0	0	0
511100-PRODUCT COSTS OF SALES	0	0	0
511151-Gross Theft	0	0	0
511152-Gross Shrink, Damage	0	0	0

G59999-REVENUE	2,338,388	0	0

600000-OPERATING EXPENSE	30,449,383	0	0

610000-COMPENSATION	11,720,495	0	0
611000-SALARIES, WAGES, AND BENEFITS	8,944,562	0	0
611100-SALARIES	9,310,304	0	0
611110-Salaries and Wages	8,679,205	0	0
611115-Overtime and Doubletime	158,544	0	0
611120-Bonus Sign-on	9,500	0	0
611121-Bonus Performance	455,625	0	0
611122-Bonus Other	1,214	0	0
611190-Payroll Cell Phone Reimbursement	6,215	0	0
611200-PAYROLL TAXES	564,279	0	0
611210-Employer Payroll Taxes	564,279	0	0
611300-OTHER TIME OFF	(930,022)	0	0
611310-PTO Expense	(930,022)	0	0
612000-OTHER BENEFITS AND COMPENSATION	2,775,933	0	0
612100-HEALTH INSURANCE AND OTHER BENEFITS	2,775,933	0	0
612110-Health Insurance	911,512	0	0
612111-Stock based compensation	1,677,331	0	0
612200-Workers Comp	161,014	0	0
612600-Payroll Processing Fees	26,076	0	0
620000-FIELD COSTS	1,649,742	0	0
621000-FIELD RELATED TRANSPORTATION	1,514,581	0	0
621100-FLEET VEHICLES AND TRANSPORTATION	1,514,581	0	0
621110-ROU Fleet Vehicles - Lease Cost	312,471	0	0
621115-Fleet Vehicles - Insurance	128,584	0	0
621117-ROU Fleet Vehicle- Variable Lease Cost	17,425	0	0
621120-Fleet Vehicles - Bridge Rentals	408,541	0	0
621125-Fleet Vehicles - Repairs & Maintenance	234,366	0	0
621130-Fleet Vehicles - Fuel	309,699	0	0
621135-Fleet Vehicles - Accessories	39,989	0	0
621160-Tolls, Registration, Tag, Misc	53,295	0	0
621165-Vehicle Citations	6,391	0	0
621170-Mass transit /Ride Share	3,820	0	0
622000-FIELD COLLATERAL COSTS	132,916	0	0

In re: Legacy EJY, Inc., et al.	Lead Case No: 22-10580
Pro-Forma Income Statement for August 2022 - (Unaudited)	Reporting Period: August 1 - August 31, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	(No books / Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
622100-FIELD COLLATERAL COSTS	132,916	0	0
622110-Expert Phone Data	127,700	0	0
622130-Expert Apparel	4,574	0	0
622160-Background Checks	642	0	0
623000-OTHER FIELD COSTS	2,244	0	0
623100-OTHER FIELD COSTS	2,244	0	0
623110-Fulfillment Freight/Shipping	2,244	0	0
630000-FACILITIES AND IT	1,657,633	0	0
631000-FACILITIES	1,108,922	0	0
631110-ROU Rent Expense-Real Estate Leases	679,288	0	0
631111-ROU Rent Expense-Non Real Estate Leases	13,984	0	0
631112-ROU Rent Expense-Short Term Leases	726	0	0
631113-ROU- Variable Lease Costs	6,243	0	0
631120-CAM and Related	150,116	0	0
631130-Utilities and related	136,297	0	0
631135-Repairs and Maintenance	21,796	0	0
631140-ROU Property taxes & Lease Related	(5,702)	0	0
631145-Non ROU Property taxes Non-Lease related	4,695	0	0
631150-Office supplies	36,938	0	0
631160-Telecom	5,060	0	0
631170-Kitchen Supplies and Rental	7,361	0	0
631175-Security and Monitoring	52,121	0	0
635000-IT HARDWARE AND SOFTWARE	548,711	0	0
635100-Data Center Cost	286	0	0
635120-Computer and Related Supplies	3,539	0	0
635200-Company Software and Subscription	544,886	0	0
640000-TRAVEL AND ENTERTAINMENT	20,641	0	0
641110-Airfare	5,219	0	0
641115-Lodging	3,896	0	0
641120-Travel Agency Fees	36	0	0
641125-Auto Mileage Reimbursement	1,257	0	0
641130-Auto rental and fuel	261	0	0
641135-Meals and Per Diem	1,894	0	0
641145-Meals and Entertainment	6,281	0	0
641155-Transportation	1,797	0	0
641160-Other Travel and Entertainment	0	0	0
650000-GENERAL AND ADMINISTRATIVE SERVICES	14,853,508	0	0
651000-OUTSIDE PROFESSIONAL SERVICES	14,236,253	0	0
651110-Accounting and audit fees	463,903	0	0
651120-Legal Fees	6,367,337	0	0
651130-Other professional fees	7,405,014	0	0
651140-BOD Expense	0	0	0
652000-RECRUITING EXPENSE	0	0	0
652110-Recruiting Agency fees	0	0	0
655000-DUES, INSURANCE, POSTAGE	615,146	0	0
655100-Corporate Insurance	584,103	0	0
655150-Bank Fee	28,220	0	0
655200-Dues and Subscriptions	170	0	0
655210-Postage and Shipping	785	0	0
655300-Penalties and Fines	1,869	0	0
659000-OTHER TAXES	2,108	0	0
659110-Licenses and permits	104	0	0
659115-State franchise tax	1,256	0	0
659120-Business tax	748	0	0
659125-Sales and use tax	0	0	0
660000-MARKETING AND CREATIVES	0	0	0
661120-Marketing Materials	0	0	0
665000-STAFF AUGMENTATION	269,804	0	0

In re: Legacy EJY, Inc., et al.	Lead Case No: 22-10580
Pro-Forma Income Statement for August 2022 - (Unaudited)	Reporting Period: August 1 - August 31, 2022

USD Actual	100-Enjoy Technologies LLC	900-Enjoy Technology, Inc (f/k/a Marquee Raine Acquisition Corp)	(No books / Assets / Liabilities at this entity) Enjoy Technology Operation Corp.
665100-3RD PARTY LABOR	269,804	0	0
665110-Temp Labor (agency)	162,927	0	0
665120-1099 Worker	12,200	0	0
665130-Strategic Outsourcing	94,677	0	0
680000-DEPRECIATION AND AMORTIZATION	277,561	0	0
681000-DEPRECIATION	269,228	0	0
681110-Leasehold Improvements	189,720	0	0
681120-Furniture and Fixtures	29,008	0	0
681130-Computer Equipment	1,502	0	0
681150-Electronic Office Equipment	14,737	0	0
681170-Vehicle Equipment	5,894	0	0
681180-Depr Internally developed Software	28,366	0	0
682000-AMORTIZATION	8,333	0	0
682100-Intangible Amortization	8,333	0	0
700000-OTHER INCOME/(EXPENSE)	(24,548,726)	0	0
711110-Foreign Currency Gain/Loss	1,176	0	0
711111-Other Income	0	0	0
711115-Interest Income	(56,240)	0	0
711170-Proceeds of Sale Gain	(24,493,662)	0	0
750000-INTEREST EXPENSE	652,813	0	0
751110-Interest Expense - Cash	652,813	0	0

G79999-TOTAL OPERATING EXPENSE	6,553,470	0	0

G29999-NET INCOME	(4,215,082)	0	0

Note: Income Statement above reflects pro-forma estimates (unaudited) for the month of August 2022.

In re: Legacy EJY, Inc., et al.	Lead Case No: 22-10580
All bank statements and bank reconciliations for the reporting period	Reporting Period: August 1 - August 31, 2022

The Debtors hereby submit this attestation regarding bank account reconciliations in lieu of providing copies of bank statements, bank reconciliations and journal entries.

The Debtors’ standard practice is to ensure that bank reconciliations are completed before closing the books each reporting period. I attest that each of the Debtors’ bank accounts has been reconciled in accordance with their standard practices.

/s/ Todd A. Zoha	9/23/2022
Signature of Authorized Individual	Date

Todd A. Zoha	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

In re: Legacy EJY, Inc., et al.	Lead Case No: 22-10580
Description of the assets sold and the terms of the sale or transfer	Reporting Period: August 1 - August 31, 2022

On August 12, 2022, the Court entered the Order (I) Authorizing the Sale of Certain Assets of the Debtors to Asurion, LLC Free and Clear of All Liens, Claims, Interests and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection Therewith, and (III) Granting Related Relief [Docket No. 325] (the “Sale Order”), which approved the sale of substantially all of the Debtors’ assets to Asurion, LLC (“Asurion”) pursuant to an asset sale purchase agreement dated July 25, 2022 (as amended from time to time, the “APA”).

The sale transaction with Asurion closed on August 31, 2022 for a gross purchase price of $110.0 million, and contemporaneously therewith, the Debtors repaid the outstanding debtor-in-possession financing in full with the proceeds from the sale in accordance with the order approving debtor-in-possession financing [Docket No. 200] and the Sale Order. See Docket No. 401. In accordance with the terms of the APA, $23.8 million of customer holdback liabilities and $2.4 million of other APA-related disbursements were not released to the Debtors. The net cash receipts of $24.5 million from the sale transaction were deposited into the Debtors’ operating account ending in 1079.

All cash receipts and disbursements related to the sale are included in Part 1: Cash Receipts and Disbursements; Part 3: Assets Sold or Transferred; and the Statement of Cash Receipts and Disbursements included herein in the Debtors August 31, 2022 Monthly Operating Report.

/s/ Todd A. Zoha	9/23/2022
Signature of Authorized Individual	Date

Todd A. Zoha	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

Exhibit 99.4

UNITED STATES BANKRUPTCY COURT

             DISTRICT OF Delaware

In Re. Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)
	§	Case No. 22-10580
§
	§	Lead Case No. 22-10580
Debtor(s)	§
☒ Jointly Administered

Monthly Operating Report			Chapter 11

Reporting Period Ended: 09/30/2022	Petition Date: 06/30/2022

Months Pending: 3	Industry Classification:	5	4	1	9

Reporting Method: Accrual Basis ☒	Cash Basis ☐

Debtor’s Full-Time Employees (current):	0

Debtor’s Full-Time Employees (as of date of order for relief):	0

Supporting Documentation (check all that are attached):

(For jointly administered debtors, any required schedules must be provided on a non-consolidated basis for each debtor)

☒ Statement of cash receipts and disbursements

☒ Balance sheet containing the summary and detail of the assets, liabilities and equity (net worth) or deficit

☒ Statement of operations (profit or loss statement)

☐ Accounts receivable aging

☐ Postpetition liabilities aging

☐ Statement of capital assets

☐ Schedule of payments to professionals

☐ Schedule of payments to insiders

☒ All bank statements and bank reconciliations for the reporting period

☒ Description of the assets sold or transferred and the terms of the sale or transfer

/s/ Brendan J. Schlauch	Richards, Layton & Finger, P.A.
Signature of Responsible Party	Printed Name of Responsible Party

10/21/2022
Date	One Rodney Square 920 North King Street Wilmington, DE 19801
Address

STATEMENT: This Periodic Report is associated with an open bankruptcy case; therefore, Paperwork Reduction Act exemption 5 C.F.R. § 1320.4(a)(2) applies.

UST Form 11-MOR (12/01/2021)

1

Debtor’s Name Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Case No. 22-10580

Part 1: Cash Receipts and Disbursements	Current Month	Cumulative
a. Cash balance beginning of month	$0

b. Total receipts (net of transfers between accounts)	$0	$0

c. Total disbursements (net of transfers between accounts)	$0	$0

d. Cash balance end of month (a+b-c)	$0

e. Disbursements made by third party for the benefit of the estate	$0	$0

f. Total disbursements for quarterly fee calculation (c+e)	$0	$0

Part 2: Asset and Liability Status (Not generally applicable to Individual Debtors. See Instructions.)	Current Month
a. Accounts receivable (total net of allowance)	$0

b. Accounts receivable over 90 days outstanding (net of allowance)	$0

c. Inventory (Book ☒ Market ☐ Other ☐ (attach explanation))	$0

d. Total current assets	$0

e. Total assets	$173,711,480

f. Postpetition payables (excluding taxes)	$0

g. Postpetition payables past due (excluding taxes)	$0

h. Postpetition taxes payable	$0

i. Postpetition taxes past due	$0

j. Total postpetition debt (f+h)	$0

k. Prepetition secured debt	$0

l. Prepetition priority debt	$0

m. Prepetition unsecured debt	$156,604

n. Total liabilities (debt) (j+k+l+m)	$156,604

o. Ending equity/net worth (e-n)	$173,554,876

Part 3: Assets Sold or Transferred	Current Month	Cumulative
a. Total cash sales price for assets sold/transferred outside the ordinary course of business	$0	$0

b. Total payments to third parties incident to assets being sold/transferred outside the ordinary course of business	$0	$0

c. Net cash proceeds from assets sold/transferred outside the ordinary course of business (a-b)	$0	$0

Part 4: Income Statement (Statement of Operations) (Not generally applicable to Individual Debtors. See Instructions.)	Current Month	Cumulative
a. Gross income/sales (net of returns and allowances)	$0

b. Cost of goods sold (inclusive of depreciation, if applicable)	$0

c. Gross profit (a-b)	$0

d. Selling expenses	$0

e. General and administrative expenses	$0

f. Other expenses	$0

g. Depreciation and/or amortization (not included in 4b)	$0

h. Interest	$0

i. Taxes (local, state, and federal)	$0

j. Reorganization items	$0

k. Profit (loss)	$0	$0

UST Form 11-MOR (12/01/2021)	2

Debtor’s Name Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Case No. 22-10580

Part 5: Professional Fees and Expenses

				Approved Current Month	Approved Cumulative	Paid Current Month	Paid Cumulative

a.	Debtor’s professional fees & expenses (bankruptcy) Aggregate Total

Itemized Breakdown by Firm

		Firm Name	Role

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UST Form 11-MOR (12/01/2021)	3

Debtor’s Name Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Case No. 22-10580

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UST Form 11-MOR (12/01/2021)	4

Debtor’s Name Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Case No. 22-10580

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				Approved Current Month	Approved Cumulative	Paid Current Month	Paid Cumulative

b.	Debtor’s professional fees & expenses (nonbankruptcy) Aggregate Total

Itemized Breakdown by Firm

		Firm Name	Role

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UST Form 11-MOR (12/01/2021)	5

Debtor’s Name Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Case No. 22-10580

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UST Form 11-MOR (12/01/2021)	6

Debtor’s Name Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Case No. 22-10580

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UST Form 11-MOR (12/01/2021)	7

Debtor’s Name Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Case No. 22-10580

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c

c.	All professional fees and expenses (debtor & committees)	$ 0	$ 0	$ 0	$ 0

Part 6: Postpetition Taxes	Current Month	Cumulative
a. Postpetition income taxes accrued (local, state, and federal)	$0	$0

b. Postpetition income taxes paid (local, state, and federal)	$0	$0

c. Postpetition employer payroll taxes accrued	$0	$0

d. Postpetition employer payroll taxes paid	$0	$0

e. Postpetition property taxes paid	$0	$0

f. Postpetition other taxes accrued (local, state, and federal)	$0	$0

g. Postpetition other taxes paid (local, state, and federal)	$0	$0

Part 7: Questionnaire - During this reporting period:

a. Were any payments made on prepetition debt? (if yes, see Instructions)	Yes ☐ No ☒

b. Were any payments made outside the ordinary course of business without court approval? (if yes, see Instructions)	Yes ☐ No ☒

c. Were any payments made to or on behalf of insiders?	Yes ☐ No ☒

d. Are you current on postpetition tax return filings?	Yes ☒ No ☐

e. Are you current on postpetition estimated tax payments?	Yes ☒ No ☐

f. Were all trust fund taxes remitted on a current basis?	Yes ☒ No ☐

g. Was there any postpetition borrowing, other than trade credit? (if yes, see Instructions)	Yes ☐ No ☒

h. Were all payments made to or on behalf of professionals approved by the court?	Yes ☐ No ☐ N/A ☒

i. Do you have: Worker’s compensation insurance?	Yes ☒ No ☐

If yes, are your premiums current?	Yes ☒ No ☐ N/A ☐ (if no, see Instructions)

Casualty/property insurance?	Yes ☒ No ☐

If yes, are your premiums current?	Yes ☒ No ☐ N/A ☐ (if no, see Instructions)

General liability insurance?	Yes ☒ No ☐

If yes, are your premiums current?	Yes ☒ No ☐ N/A ☐ (if no, see Instructions)

j. Has a plan of reorganization been filed with the court?	Yes ☐ No ☒

k. Has a disclosure statement been filed with the court?	Yes ☐ No ☒

l. Are you current with quarterly U.S. Trustee fees as set forth under 28 U.S.C. § 1930	Yes ☒ No ☐

1. Are you current with quarterly U.S. Trustee fees as set forth under 28 U.S.C. §1930?	Yes ☐ No ☐

UST Form 11-MOR (12/01/2021)	8

Debtor’s Name Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Case No. 22-10580

Part 8: Individual Chapter 11 Debtors (Only)

a. Gross income (receipts) from salary and wages	$0

b. Gross income (receipts) from self-employment	$0

c. Gross income from all other sources	$0

d. Total income in the reporting period (a+b+c)	$0

e. Payroll deductions	$0

f. Self-employment related expenses	$0

g. Living expenses	$0

h. All other expenses	$0

i. Total expenses in the reporting period (e+f+g+h)	$0

j. Difference between total income and total expenses (d-i)	$0

k. List the total amount of all postpetition debts that are past due	$0

l. Are you required to pay any Domestic Support Obligations as defined by 11 U.S.C § 101(14A)?	Yes ☐ No ☒
m. If yes, have you made all Domestic Support Obligation payments?	Yes ☐ No ☐ N/A ☒

Privacy Act Statement

28 U.S.C. § 589b authorizes the collection of this information, and provision of this information is mandatory under 11 U.S.C. §§ 704, 1106, and 1107. The United States Trustee will use this information to calculate statutory fee assessments under 28 U.S.C. § 1930(a)(6). The United States Trustee will also use this information to evaluate a chapter 11 debtor’s progress through the bankruptcy system, including the likelihood of a plan of reorganization being confirmed and whether the case is being prosecuted in good faith. This information may be disclosed to a bankruptcy trustee or examiner when the information is needed to perform the trustee’s or examiner’s duties or to the appropriate federal, state, local, regulatory, tribal, or foreign law enforcement agency when the information indicates a violation or potential violation of law. Other disclosures may be made for routine purposes. For a discussion of the types of routine disclosures that may be made, you may consult the Executive Office for United States Trustee’s systems of records notice, UST-001, “Bankruptcy Case Files and Associated Records.” See 71 Fed. Reg. 59,818 et seq. (Oct. 11, 2006). A copy of the notice may be obtained at the following link: http:// www.justice.gov/ust/eo/rules_regulations/index.htm. Failure to provide this information could result in the dismissal or conversion of your bankruptcy case or other action by the United States Trustee. 11 U.S.C. § 1112(b)(4)(F).

I declare under penalty of perjury that the foregoing Monthly Operating Report and its supporting documentation are true and correct and that I have been authorized to sign this report on behalf of the estate.

/s/ Todd A. Zoha	Todd A. Zoha
Signature of Responsible Party	Printed Name of Responsible Party

Chief Financial Officer	10/21/2022
Title	Date

UST Form 11-MOR (12/01/2021)	9

Debtor’s Name Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Case No. 22-10580

UST Form 11-MOR (12/01/2021)	10

Debtor’s Name Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Case No. 22-10580

UST Form 11-MOR (12/01/2021)	11

Debtor’s Name Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Case No. 22-10580

UST Form 11-MOR (12/01/2021)	12

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: LEGACY EJY, INC. (F/K/A ENJOY TECHNOLOGY, INC.), et al. Debtors.	) ) ) ) ) ) ) ) )	Chapter 11 Case No. 22-10580 (JKS) (Jointly Administered)

GLOBAL NOTES AND STATEMENT OF LIMITATIONS,

METHODOLOGY AND DISCLAIMERS REGARDING

SEPTEMBER 30, 2022 MONTHLY OPERATING REPORT1

The debtors and debtors in possession (the “Debtors”) in the above-captioned jointly administered chapter 11 cases (the “Chapter 11 Cases”) have prepared and filed the attached September 30, 2022 Monthly Operating Report (the “MOR”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors have prepared the MOR with the assistance of their advisors and professionals solely for the purpose of complying with the reporting requirements applicable in the Chapter 11 Cases and is in a format consistent with the instructions provided by the Office of the United States Trustee for the District of Delaware. The financial information contained herein is unaudited, limited in scope, and is not prepared in accordance with accounting principles generally accepted in the United States of America nor in accordance with federal or state securities laws or other applicable non-bankruptcy law or in lieu of complying with any periodic reporting requirements thereunder.

In preparing the MOR, the Debtors relied on financial data available from the limited books and records available to them at the time of such preparation, as well certain filings from the docket in the chapter 11 cases. Although the Debtors made commercially reasonable efforts to ensure the accuracy and completeness of the MOR, inadvertent errors or omissions may exist.2 For the avoidance of doubt, the Debtors hereby reserve their rights to amend and supplement the MOR as may be necessary or appropriate.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number include: Legacy EJY, Inc. (6891); Legacy EJY Operating Corp. (4543); Legacy EJY Subsidiary LLC (0230). The location of the Debtors’ service address in these chapter 11 cases is 1209 Orange Street, Wilmington, DE 19801.

[2]	The Debtors, and their agents, advisors, attorneys, and other professionals, as applicable, do not guarantee or warrant the accuracy or completeness of the data that is provided in the MOR.

Each signatory to the MOR has necessarily relied upon the efforts, statements, advice, and representations of personnel of the Debtors and their advisors and professionals. Each signatory has not (and could not have) personally verified the accuracy of each such statement, representation, and answer contained in the MOR.

Part 1: Cash Receipts and Disbursements. The MOR presents the Debtors’ receipts and disbursements for the period from September 1, 2022 through September 30, 2022.

Disbursements reported for the period include $180,510.48 paid to Stretto, the Debtors’ claims and notice agent.

This payment is also included on the Attached Statement of Cash Receipts and Disbursement under the line item for Other Operating Disbursements.

Part 2: Asset and Liability Status. The amounts identified in Part 2 of the MOR are derived from the Debtors’ unaudited and estimated Balance Sheets as of September 30, 2022 and the Debtors’ Schedules of Assets and Liabilities filed on July 28. 2022. Please refer to the notes above for information about presentation and limitations that may exist in the MOR.

Part 3: Assets Sold or Transferred.

On August 12, 2022, the Court entered the Order (I) Authorizing the Sale of Certain Assets of the Debtors to Asurion, LLC Free and Clear of All Liens, Claims, Interests and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection Therewith, and (III) Granting Related Relief [Docket No. 325] (the “Sale Order”), which approved the sale of substantially all of the Debtors’ assets to Asurion, LLC (“Asurion”) pursuant to an asset sale purchase agreement dated July 25, 2022 (as amended from time to time, the “APA”).

The sale transaction with Asurion closed on August 31, 2022 for a gross purchase price of $110.0 million, and contemporaneously therewith, the Debtors repaid the outstanding debtor-in-possession financing in full with the proceeds from the sale in accordance with the order approving debtor-in-possession financing [Docket No. 200] and the Sale Order. See Docket No. 401. In accordance with the terms of the APA, $23.8 million of customer holdback liabilities and $2.4 million of other APA-related disbursements were not released to the Debtors. The net cash receipts of $24.5 million from the sale transaction were deposited into the Debtors’ operating account ending in 1079.3

All cash receipts and disbursements related to the sale were included in Part 1: Cash Receipts and Disbursements; Part 3: Assets Sold or Transferred; and the Statement of Cash Receipts and Disbursements in the Debtors August 31, 2022 Monthly Operating Report and as required herein.

Part 4: Income Statement (Statement of Operations). This MOR presents the Debtors’ best estimates of their Statements of Operations for the period from September 1, 2022 through September 30, 2022. Please refer to the notes above for information about presentation and limitations that may exist in the MOR.

[3]

Please refer to the notes above for information about presentation and limitations that may exist in the MOR as purchase accounting entries and adjustments associated with the sale transaction have not been finalized at the time of this report.

Part 5: Professional Fees and Expenses. In addition to the professional firms individually listed in response to Sections A and B, the Debtors have included approved payments made during the September 2022 reporting period to (i.) Fox Rothschild LLP as Counsel to the Official Committee of Unsecured Creditors in the amount of $100,203.63 and (ii.) FTI Consulting, Inc. as Financial Advisor to the Official Committee of Unsecured Creditors in the amount of $127,859.51 under Section 3.

Part 6: Postpetition Taxes The Debtors collect, withhold, and incur sales, use, withholding, income, and property taxes, as well as other business and regulatory fees and assessments (collectively, the “Taxes and Fees”). The Debtors remit the Taxes and Fees to various federal, state, and local governments (collectively, the “Authorities”). The Debtors pay the Taxes and Fees to the Authorities on a periodic basis, remitting them monthly, semi-monthly, quarterly, semi-annually, or annually depending on the nature and incurrence of a particular Tax or Fee. On July 20, 2022, the Court entered an order [Docket No. 160] authorizing, but not directing, the Debtors to, among other things, pay Taxes and Fees that arise or accrue in the ordinary course of business on a postpetition basis consistent with prepetition practices. Debtors believe that they are current with respect to any outstanding, post-petition amounts due.

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al.	Lead Case No:	22-10580
Statement of Cash Receipts and Disbursements - (Unaudited)	Reporting Period:	September 1 - 30, 2022

USD Actuals
Reporting Period	Legacy EJY Subsidiary LLC (f/k/a Enjoy Technology LLC) 9/1/2022 to 9/30/2022	Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.) 9/1/2022 to 9/30/2022	Legacy EJY Operating Corp. (f/k/a Enjoy Technology Operating Corp.) 9/1/2022 to 9/30/2022
Receipts
Customer Receipts	593,902	0	0

Total Receipts	$593,902	$0	$0
Operating Disbursements
Payroll	(3,441,425)	0	0
Rent	0	0	0
Vehicle	0	0	0
Taxes	0	0	0
Other Disbursements	(1,495,579)	0	0
Non-BAU: D&O Insurance	0	0	0

Total Operating Disbursements	($4,937,003)	$0	$0
Non-Operating Activity
Sales Proceeds	0	0	0
Net Debt Cash Flows	0	0	0
APA Sales Transaction Costs	0	0	0
Contract and Real Property Cure Costs	0	0	0
Restructuring Professionals	(1,348,788)	0	0
Canada I/C Funding	0	0	0
UK I/C Funding	0	0	0

Total Disbursements & Non-Op Activity	($6,285,791)	$0	$0

Net Cash Flow	($5,691,889)	$0	$0

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al.	Lead Case No:	22-10580
Pro-Forma Balance Sheet as of September 30, 2022 - (Unaudited)	Reporting Period:	September 1 - 30, 2022

USD Actual
	Legacy EJY Subsidiary LLC (f/k/a Enjoy Technology LLC)	Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Legacy EJY Operating Corp. (f/k/a Enjoy Technology Operating Corp.)
ASSETS
CURRENT ASSETS
111000-CASH AND CASH EQUIVALENTS	44,096,496	0	0

111100-OPERATING CHECKING - US	4,889	0	0
111200-OPERATING CHECKING	39,715,509	0	0
111800-Investments	0	0	0
111900-RESTRICTED CASH	4,376,098	0	0

112000-RECEIVABLES	210,476	0	0

112100-ACCOUNTS RECEIVABLE	210,476	0	0

114000-PREPAID, DEFERRED, AND OTHER ASSETS	6,789,828	173,711,480	0

114100-PREPAID EXPENSES	5,893,766	0	0
114200-OTHER ASSETS	864,632	0	0
114300-ACCRUED REVENUE	31,295	0	0
114600-INVESTMENT AND OTHER ASSETS	135	173,711,480	0
114700-INTERCOMPANY RECEIVABLES	0	0	0

TOTAL CURRENT ASSETS	51,096,799	173,711,480	0

NON-CURRENT ASSETS
125000-PROPERTY, PLANT AND EQUIPMENT	10,051,455	0	0

125100-FIXED ASSETS - GROSS	15,853,193	0	0
125200-ACCUMULATED DEPRECIATION	(6,822,921)	0	0
125300-CAPITALIZED SOFTWARE	1,021,184	0	0

126000-INTANGIBLE ASSETS EXCLUDING GOODWILL	800,000	0	0

126100-INTANGIBLE ASSETS	800,000	0	0

127000-OTHER ASSETS LONG TERM	3,555,551	0	0

TOTAL NON-CURRENT ASSETS	14,407,007	0	0

TOTAL ASSETS	65,503,806	173,711,480	0

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al.	Lead Case No:	22-10580
Pro-Forma Balance Sheet as of September 30, 2022 - (Unaudited)	Reporting Period:	September 1 - 30, 2022

USD Actual
	Legacy EJY Subsidiary LLC (f/k/a Enjoy Technology LLC))	Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Legacy EJY Operating Corp. (f/k/a Enjoy Technology Operating Corp.)
LIABILITIES
CURRENT LIABILITIES
211100-ACCOUNTS PAYABLE	7,361,644	0	0
211200-ACCRUED LIABILITIES	5,527,535	0	0
211300-EMPLOYEE-RELATED LIABILITIES	1,840,688	0	0
211310-Accrued Compensation	29,155	0	0
211311-FSA and HSA Contributions	65,128	0	0
211312-401K Contributions	44,985	0	0
211313-Payroll Taxes Clearing	1,223,038	0	0
211314-Payroll Net Pay Clearing	479,097	0	0
211315-Equity Tax Clearing	(716)	0	0
211380-Accrued Vacation	0	0	0
211400-TAXES PAYABLE	(38,519)	0	0
212000-DEBT AND CAPITAL LEASE OBLIGATIONS	0	0	0
213000-DEFERRED REVENUE AND CREDITS	699,395	0	0
215000-LIABILITIES AND OTHER DEBT	15,342,008	0	0
216000-RELATED PARTY LIABILITIES	0	0	0

TOTAL CURRENT LIABILITIES	30,732,751	0	0

NON-CURRENT LIABILITIES
220000-OTHER LIABILITIES (LONG-TERM PORTION)	33,033,453	156,604	0

TOTAL NON-CURRENT LIABILITIES	33,033,453	156,604	0

TOTAL LIABILITIES	63,766,204	156,604	0

SHAREHOLDERS’ EQUITY
310000-PAID-IN CAPITAL	770,996,279	150,220,855	0
320000-RETAINED EARNINGS	(669,165,070)	16,913,250	0
NET INCOME	(100,093,609)	6,420,771	0

TOTAL SHAREHOLDERS’ EQUITY	1,737,602	173,554,876	0

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	65,503,806	173,711,480	0

Note: Balance sheet above reflects pro-forma estimates (unaudited) of balance sheet accounts as of September 30, 2022.

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al.	Lead Case No:	22-10580
Pro-Forma Income Statement for September 30, 2022 - (Unaudited)	Reporting Period:	September 1 - 30, 2022

USD Actual

	Legacy EJY Subsidiary LLC (f/k/a Enjoy Technology LLC)	Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Legacy EJY Operating Corp. (f/k/a Enjoy Technology Operating Corp.)
400000-REVENUE	5,439	0	0

420000-SERVICE SALES	5,439	0	0
421101-AT&T Service Revenue	5,439	0	0
421105-Apple Revenue Generated in AT&T Visits	0	0	0
421110-EE Base Fee Revenue	0	0	0
421111-BT Solution Revenue	0	0	0
421113-EE Solution Revenue	0	0	0
421114-BT Base Fee Revenue	0	0	0
421120-Rogers Service Revenue	0	0	0
421140-Apple Revenue	0	0	0
421910-Service Revenue Allowances & Discounts	0	0	0
421935-AT&T Chargeback Estimates	0	0	0
421936-AT&T Chargeback True Up	0	0	0
421945-Rogers Chargeback True Up	0	0	0
421950-Apple Rebate	0	0	0

500000-COST OF GOODS SOLD	0	0	0

510000-PRODUCT COST OF SALES	0	0	0
511100-PRODUCT COSTS OF SALES	0	0	0
511151-Gross Theft	0	0	0
511152-Gross Shrink, Damage	0	0	0

G59999-REVENUE	5,439	0	0

600000-OPERATING EXPENSE	6,757,049	0	0

610000-COMPENSATION	3,669,753	0	0
611000-SALARIES, WAGES, AND BENEFITS	1,721,241	0	0
611100-SALARIES	1,665,547	0	0
611110-Salaries and Wages	1,140,205	0	0
611115-Overtime and Doubletime	(3,190)	0	0
611120-Bonus Sign-on	19,000	0	0
611121-Bonus Performance	(153,255)	0	0
611122-Bonus Other	660,786	0	0
611190-Payroll Cell Phone Reimbursement	2,001	0	0
611200-PAYROLL TAXES	55,693	0	0
611210-Employer Payroll Taxes	55,693	0	0
611300-OTHER TIME OFF	0	0	0
611310-PTO Expense	0	0	0
612000-OTHER BENEFITS AND COMPENSATION	1,948,512	0	0
612100-HEALTH INSURANCE AND OTHER BENEFITS	1,948,512	0	0
612110-Health Insurance	133,678	0	0
612111-Stock based compensation	1,677,331	0	0
612200-Workers Comp	106,823	0	0
612600-Payroll Processing Fees	30,681	0	0
620000-FIELD COSTS	(101,893)	0	0
621000-FIELD RELATED TRANSPORTATION	(102,948)	0	0
621100-FLEET VEHICLES AND TRANSPORTATION	(102,948)	0	0
621110-ROU Fleet Vehicles -Lease Cost	0	0	0
621115-Fleet Vehicles -Insurance	125,258	0	0
621117-ROU Fleet Vehicle-Variable Lease Cost	(11,482)	0	0
621120-Fleet Vehicles -Bridge Rentals	(376,080)	0	0
621125-Fleet Vehicles -Repairs & Maintenance	55,214	0	0
621130-Fleet Vehicles -Fuel	44,518	0	0
621135-Fleet Vehicles -Accessories	25,589	0	0
621160-Tolls, Registration, Tag, Misc	29,257	0	0
621165-Vehicle Citations	4,778	0	0
621170-Mass transit /Ride Share	0	0	0
622000-FIELD COLLATERAL COSTS	(2,311)	0	0
622100-FIELD COLLATERAL COSTS	(2,311)	0	0
622110-Expert Phone Data	0	0	0
622130-Expert Apparel	(2,311)	0	0
622160-Background Checks	0	0	0
623000-OTHER FIELD COSTS	3,367	0	0
623100-OTHER FIELD COSTS	3,367	0	0
623110-Fulfillment Freight/Shipping	3,367	0	0

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al.	Lead Case No:	22-10580
Pro-Forma Income Statement for September 30, 2022 - (Unaudited)	Reporting Period:	September 1 - 30, 2022

USD Actual

	Legacy EJY Subsidiary LLC (f/k/a Enjoy Technology LLC)	Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Legacy EJY Operating Corp. (f/k/a Enjoy Technology Operating Corp.)
630000-FACILITIES AND IT	770,762	0	0
631000-FACILITIES	433,611	0	0
631110-ROU Rent Expense-Real Estate Leases	237,153	0	0
631111-ROU Rent Expense-Non Real Estate Leases	360	0	0
631112-ROU Rent Expense-Short Term Leases	0	0	0
631113-ROU-Variable Lease Costs	0	0	0
631120-CAM and Related	34,486	0	0
631130-Utilities and related	75,555	0	0
631135-Repairs and Maintenance	23,033	0	0
631140-ROU Property taxes & Lease Related	54,877	0	0
631145-Non ROU Property taxes Non-Lease related	7,587	0	0
631150-Office supplies	0	0	0
631160-Telecom	390	0	0
631170-Kitchen Supplies and Rental	0	0	0
631175-Security and Monitoring	169	0	0
635000-IT HARDWARE AND SOFTWARE	337,151	0	0
635100-Data Center Cost	57,042	0	0
635120-Computer and Related Supplies	1,669	0	0
635200-Company Software and Subscription	278,440	0	0
640000-TRAVEL AND ENTERTAINMENT	4,701	0	0
641110-Airfare	128	0	0
641115-Lodging	2,054	0	0
641120-Travel Agency Fees	0	0	0
641125-Auto Mileage Reimbursement	0	0	0
641130-Auto rental and fuel	0	0	0
641135-Meals and Per Diem	196	0	0
641145-Meals and Entertainment	488	0	0
641155-Transportation	1,835	0	0
641160-Other Travel and Entertainment	0	0	0
650000-GENERAL AND ADMINISTRATIVE SERVICES	2,327,399	0	0
651000-OUTSIDE PROFESSIONAL SERVICES	1,780,504	0	0
651110-Accounting and audit fees	302,444	0	0
651120-Legal Fees	1,772,563	0	0
651130-Other professional fees	(582,628)	0	0
651140-BOD Expense	288,125	0	0
652000-RECRUITING EXPENSE	0	0	0
652110-Recruiting Agency fees	0	0	0
655000-DUES, INSURANCE, POSTAGE	541,735	0	0
655100-Corporate Insurance	535,500	0	0
655150-Bank Fee	4,225	0	0
655200-Dues and Subscriptions	0	0	0
655210-Postage and Shipping	0	0	0
655300-Penalties and Fines	2,010	0	0
659000-OTHER TAXES	5,160	0	0
659110-Licenses and permits	0	0	0
659115-State franchise tax	5,160	0	0
659120-Business tax	0	0	0
659125-Sales and use tax	0	0	0
660000-MARKETING AND CREATIVES	0	0	0
661120-Marketing Materials	0	0	0
665000-STAFF AUGMENTATION	86,328	0	0
665100-3RD PARTY LABOR	86,328	0	0
665110-Temp Labor (agency)	86,328	0	0
665120-1099 Worker	0	0	0
665130-Strategic Outsourcing	0	0	0
680000-DEPRECIATION AND AMORTIZATION	0	0	0
681000-DEPRECIATION	0	0	0
681110-Leasehold Improvements	0	0	0
681120-Furniture and Fixtures	0	0	0
681130-Computer Equipment	0	0	0
681150-Electronic Office Equipment	0	0	0
681170-Vehicle Equipment	0	0	0
681180-Depr Internally developed Software	0	0	0
682000-AMORTIZATION	0	0	0
682100-Intangible Amortization	0	0	0

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al.	Lead Case No:	22-10580
Pro-Forma Income Statement for September 30, 2022 - (Unaudited)	Reporting Period:	September 1 - 30, 2022

USD Actual

	Legacy EJY Subsidiary LLC (f/k/a Enjoy Technology LLC)	Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Legacy EJY Operating Corp. (f/k/a Enjoy Technology Operating Corp.)
700000-OTHER INCOME/(EXPENSE)	(55,859,297)	0	0
711110-Foreign Currency Gain/Loss	(1,331)	0	0
711111-Other Income	0	0	0
711115-Interest Income	(164)
711170-Proceeds of Sale Gain	(55,857,802)
750000-INTEREST EXPENSE	84,218
751110-Interest Expense – Cash	84,218

G79999-TOTAL OPERATING EXPENSE	(49,018,030)

G29999-NET INCOME	49,023,469

Note: Income Statement above reflects pro-forma estimates (unaudited) for the month of September 2022

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al.	Lead Case No:	22-10580
All bank statements and bank reconciliations for the reporting period	Reporting Period:	September 1 - 30, 2022

The Debtors hereby submit this attestation regarding bank account reconciliations in lieu of providing copies of bank statements, bank reconciliations and journal entries.

The Debtors’ standard practice is to ensure that bank reconciliations are completed before closing the books each reporting period. I attest that each of the Debtors’ bank accounts has been reconciled in accordance with their standard practices.

/s/ Todd A. Zoha	10/21/2022
Signature of Authorized Individual	Date

Todd A. Zoha	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al.	Lead Case No:	22-10580
Description of the assets sold and the terms of the sale or transfer	Reporting Period:	September 1 - 30, 2022

On August 12, 2022, the Court entered the Order (I) Authorizing the Sale of Certain Assets of the Debtors to Asurion, LLC Free and Clear of All Liens, Claims, Interests and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection Therewith, and (III) Granting Related Relief [Docket No. 325] (the “Sale Order”), which approved the sale of substantially all of the Debtors’ assets to Asurion, LLC (“Asurion”) pursuant to an asset sale purchase agreement dated July 25, 2022 (as amended from time to time, the “APA”).

The sale transaction with Asurion closed on August 31, 2022 for a gross purchase price of $110.0 million, and contemporaneously therewith, the Debtors repaid the outstanding debtor-in-possession financing in full with the proceeds from the sale in accordance with the order approving debtor-in-possession financing [Docket No. 200] and the Sale Order. See Docket No. 401. In accordance with the terms of the APA, $23.8 million of customer holdback liabilities and $2.4 million of other APA-related disbursements were not released to the Debtors. The net cash receipts of $24.5 million from the sale transaction were deposited into the Debtors’ operating account ending in 1079.

All cash receipts and disbursements related to the sale are included in Part 1: Cash Receipts and Disbursements; Part 3: Assets Sold or Transferred; and the Statement of Cash Receipts and Disbursements included herein in the Debtors September 30, 2022 Monthly Operating Report.

/s/ Todd A. Zoha	10/21/2022
Signature of Authorized Individual	Date

Todd A. Zoha	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual